As filed with the Securities and Exchange Commission on April 28, 2006
                                                     Registration No. 333-131474


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                               AMENDMENT NO. 1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                      LUNA TECHNOLOGIES INTERNATIONAL, INC.
                 (Name of small business issuer in its charter)


          DELAWARE                         2810                  91-1987288
(State or other Jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
     of Incorporation or        Classification Code Number)  Identification No.)
        Organization)


                                61B Fawcett Road
                          Coquitlam, British Columbia,
                                 Canada, V3k 6v2
                                 (604) 526-5890
          (Address and telephone number of principal executive offices and principal place of business)

                                 Kimberly Landry
                             Chief Executive Officer
                      Luna Technologies International, Inc.
                                61b Fawcett Road
                          Coquitlam, British Columbia,
                                 Canada, V3K 6V2
                                 (604) 526-5890
            (Name, address and telephone number of agent for service)


                                   Copies to:
                             Gregory Sichenzia, Esq.
                           Marcelle S. Balcombe, Esq.
                       Sichenzia Ross Friedman Ference LLP
                          1065 Avenue of the Americas,
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (Fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.


If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_| ________

CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------------
    TITLE OF EACH CLASS OF SECURITIES TO BE            AMOUNT TO BE        PROPOSED         PROPOSED MAXIMUM      AMOUNT OF
                   REGISTERED                         REGISTERED (1)       MAXIMUM             AGGREGATE        REGISTRATION
                                                                        OFFERING PRICE       OFFERING PRICE         FEE
                                                                        PER SHARE (2)
----------------------------------------------------------------------------------------------------------------------------
Common stock, $.0001 par value issuable upon           9,751,602 (3)         $.22             $2,145,330.44        $229.55
conversion of the secured convertible notes
----------------------------------------------------------------------------------------------------------------------------
Common stock, $.0001 par value issuable upon             700,000 (4)         $.22                  $154,000         $16.48
exercise of warrants
----------------------------------------------------------------------------------------------------------------------------
                                           Total      10,451,602                                 $2,299,330        $246.03
----------------------------------------------------------------------------------------------------------------------------



(1) Includes shares of our common stock, par value $0.0001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible notes and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the secured convertible notes and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the secured convertible notes and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the secured convertible notes and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on January 26, 2006, which was $.22 per share.

(3) Includes a good faith estimate (200%) of the shares underlying secured convertible notes to account for market fluctuations. See the Explanatory Note on page 3 of this prospectus with respect to increasing our authorized shares of common stock to register all of the shares underlying secured convertible notes which we are required to register under the December 2005 Registration Rights Agreement.

(4) Includes a good faith estimate of the shares underlying warrants exercisable at $.40 per share. See the Explanatory Note on page 3 of this prospectus with respect to increasing our authorized shares of common stock to register all of the shares underlying warrants which we are required to register under the December 2005 Registration Rights Agreement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

       PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED April 28, 2006


                      Luna Technologies International, Inc.
                              10,451,602 SHARES OF
                                  COMMON STOCK


This prospectus relates to the resale by the selling stockholders of up to 10,451,602 shares of our common stock, including up to 9,751,602 shares of common stock underlying secured convertible notes in a principal amount of $1,000,000 and up to 700,000 shares of common stock issuable upon the exercise of common stock purchase warrants at a price of $.40 per share. This is a partial amount of the shares of common stock underlying secured convertible notes and warrants which we are required to register under the December 2005 Registration Rights Agreement. See the Explanatory Note on page 3 of this prospectus. The secured convertible notes are convertible into our common stock at a 50% discount to the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The shares being registered hereunder do not include shares of common stock that may be acquired by the selling stockholders upon conversion of amounts due to them resulting from future accruals of interest pursuant to the convertible notes. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "LTII". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on April 27, 2006, was $0.24.

            INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 6.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2006.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Luna Technologies International, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                                TABLE OF CONTENTS




Cautionary Note Regarding Forward-Looking Statements                         1
Prospectus Summary                                                           2
Risk Factors                                                                 6
Use Of Proceeds                                                             10
Market For Common Equity And Related Stockholder Matters                    11
Management's Discussion And Analysis Of Financial Condition
  And Results Of Operations                                                 12
Description Of Business                                                     14
Description Of Property                                                     16
Legal Proceedings                                                           16
Management                                                                  16
Executive Compensation                                                      18
Certain Relationships And Related Transactions                              20
Security Ownership Of Certain Beneficial Owners And Management              21
Description Of Securities                                                   22
Commission's Position On Indemnification For Securities Act Liabilities     22
Plan Of Distribution                                                        23
Selling Stockholders                                                        25
Legal Matters                                                               28
Experts                                                                     28
Available Information                                                       28
Index to Consolidated Financial Statements                                  F-1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement contain forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.

In some cases, you can identify forward-looking statements by words such as "may," "should," "expect," "plan," "could," "anticipate," "intend," "believe," "estimate," "predict," "potential," "goal," or "continue" or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                      Luna Technologies International, Inc.

Overview

We were incorporated on March 25, 1999 in Delaware to develop, manufacture and sell photoluminescent products (High Performance Photoluminescent Lighting, "HPPL") used for emergency lighting, signs and markings, wayfinding systems and novelty products with applications in marine, commuter, rail, subway, building and toy markets. We conduct business in Canada through our wholly-owned Canadian subsidiary, Luna Technologies (Canada) Ltd.

Our executive offices are located at 61B Fawcett Road, Coquitlam, British Columbia, Canada V3K 6V2.


From the date of our incorporation and through December 31, 2005, we had cumulative losses of $4,177,005. There can be no assurance that we will ever earn any profits.


Technology

Phosphorescent (also referred to as photoluminescent) materials emit light continuously when they are excited by ultraviolet or visible light. However, unlike fluorescent materials, when the excitation source is extinguished, phosphorescent materials continue to emit light. It is this light (called afterglow) that people refer to as "glow-in-the-dark". The afterglow decreases (or decays) over time after the excitation source has been extinguished.

Most photoluminescent products are composed of inorganic pigments that can be incorporated into paint, plastic films, enamels, and flexible and rigid molded plastics. Typical products include adhesive vinyl tapes, rigid polyvinyl chloride (PVC) marker strips, and silk-screened plastic signage. Photoluminescent enamel-coated sheet metal and ceramic products are also available.

The main pigment commonly used in photoluminescent glow-type products is a zinc sulphide compound emitting a yellowish-green light. This material performs well when subjected to high ambient lighting levels but the decay rate is rather rapid. Our current LUNAplast pigment material, Strontium Aluminate, has a performance level 20 x that of zinc-based products. In addition, the decay curve for strontium-based products is measured in hours as opposed to minutes for zinc-based items.

Between January 1995 and October 1999, Douglas Sinclair, presently the chief executive officer of our Canadian subsidiary, developed the proprietary technology, formulas and processes needed to commercially manufacture Strontium Aluminate PL products on a cost-effective basis. The resulting product, referred to by us as Lunaplast, is up to 20 x times brighter than commercial zinc sulphide products, and is clearly visible after many hours of total darkness. During this same period of time, Mr. Sinclair and Kimberly Landry, our Chief Executive Officer, developed an advanced Strontium Aluminate HPPL material which is four times brighter than our Lunaplast product. Mr. Sinclair and Ms. Landry filed a patent application pertaining to this invention with the U.S. Patent and Trademark Office in November 1997. For a nominal consideration Mr. Sinclair and Ms. Landry assigned the rights in November 1997 to the patent application and related technology to Luna Technologies Inc. ("LTI"), a corporation formed by Ms. Landry in December 1994. In April 1999, we acquired from LTI the rights to the patent application and related technology assigned to LTI by Mr. Sinclair and Ms. Landry. In consideration for this assignment, we agreed to pay LTI $90,000, without interest, on or before June 30, 2000. Subsequent to June 30, 2000, we paid this debt in full. As of March 30, 2004 the patent application had been placed in abeyance. In November 1999, we acquired from Mr. Sinclair the proprietary technology required to manufacture Lunaplast into PVC sheets, vinyl rolls and paints as well as the trademark rights to these products. In consideration for the assignment of this technology and the trademarks, we paid Mr. Sinclair $60,000. During 2000 we developed the processes required to manufacturer Strontium Aluminate PL products using vacuum forming, extrusion, and injection molding techniques.

We began producing Lunaplast on a commercial basis during fiscal 2000. Lunaplast is available in flexible vinyl and rigid PVC sheets. In addition, a wide range of polymer compounds for extrusions and injection molding was added during the year. Management believes that the increase in performance opens up a new range of opportunities in life safety. Management believes that direct replacement of electrical exit signs (Underwriters Laboratories UL 924) is expected to be a market for photoluminescent materials in the near future.

The Offering

Common stock offered by
  selling stockholders ...............  Up to 10,451,602  shares,  including the following:

                                        -  up to 9,751,602 shares of common
                                           stock which is a partial amount
                                           underlying secured convertible notes
                                           in the principal amount of $1,000,000
                                           (includes  a good faith  estimate  of
                                           the shares underlying secured
                                           convertible notes to account for
                                           market fluctuations and antidilution
                                           protection adjustments,respectively),

                                        -  up to 700,000 shares of common stock
                                           issuable upon the exercise of a
                                           partial amount of common stock
                                           purchase warrants at an exercise
                                           price of $.40 per share  (includes  a
                                           good faith estimate of the shares
                                           underlying warrants to account for
                                           antidilution protection adjustments),

                                        This number represents 53.19% of our
                                        current outstanding stock.

Common stock to be
  outstanding after the offering .....  Up to 25,000,000 shares

Use of proceeds ......................

                                        We will not receive any proceeds from
                                        the sale of the common  stock.  However,
                                        we will  receive  the sale  price of any
                                        common stock we sell to the selling
                                        stockholders upon exercise of the
                                        warrants. We expect to use the proceeds
                                        received from the exercise of the
                                        warrants, if any, for general working
                                        capital purposes. However, AJW Partners,
                                        LLC, AJW Qualified Partners, LLC, AJW
                                        Offshore, Ltd., and New Millennium
                                        Partners II, LLC will be entitled to
                                        exercise a portion of the warrants on a
                                        cashless basis if the shares of common
                                        stock underlying the warrants are not
                                        then registered pursuant to an effective
                                        registration  statement.  In  the  event
                                        that AJW Partners, LLC, AJW Qualified
                                        Partners, LLC, AJW Offshore, Ltd., or
                                        New Millennium Partners II, LLC exercise
                                        the warrants on a cashless basis, then
                                        we will not receive any proceeds from
                                        the  exercise  of  those  warrants.   In
                                        addition, we have received gross
                                        proceeds of $400,000 from the sale of
                                        the secured convertible notes and the
                                        investors are obligated to provide us
                                        with    an    additional     $600,000;
                                        $300,000 within five days of the
                                        filing of this registration statement,
                                        and $300,000 within five days of this
                                        prospectus being declared effective. The proceeds received from the sale of the secured convertible notes will be used support for working capital needs.

Over-The-Counter
  Bulletin Board Symbol ..............  LTII

The above information regarding common stock to be outstanding after the offering is based on 19,648,398 shares of common stock outstanding as of April 24, 2006 and assumes the subsequent conversion of our issued secured convertible notes and exercise of warrants by our selling stockholders, although there can be no assurances that any warrants will be exercised.

EXPLANATORY NOTE: ON DECEMBER 16, 2005, WE ENTERED INTO A SECURITIES PURCHASE AGREEMENT WITH FOUR ACCREDITED INVESTORS. ANY ISSUANCE OF SHARES OF COMMON STOCK PURSUANT TO THE SECURITIES PURCHASE AGREEMENT THAT WOULD REQUIRE US TO ISSUE SHARES OF COMMON STOCK IN EXCESS OF OUR AUTHORIZED CAPITAL IS CONTINGENT UPON US OBTAINING SHAREHOLDER APPROVAL BY WRITTEN CONSENT TO INCREASE OUR AUTHORIZED SHARES FROM 35,000,000 TO 110,000,000 AND FILING THE CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION. WE HAVE FILED A PRELIMINARY INFORMATION STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 27, 2006, PURSUANT TO WHICH A MAJORITY OF OUR SHAREHOLDERS APPROVED BY WRITTEN CONSENT TO AUTHORIZE THE INCREASE IN OUR AUTHORIZED SHARES OF COMMON STOCK. WE ARE CURRENTLY RESPONDING TO COMMENTS RECEIVED FROM THE SECURITIES AND EXCHANGE COMMISSION ON THE PRELIMINARY INFORMATION STATEMENT. WE INTEND TO FILE THE CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION WITHIN 20 DAYS OF MAILING A DEFINITIVE INFORMATION STATEMENT TO OUR SHAREHOLDERS. WE ARE REGISTERING 10,451,602 SHARES OF COMMON STOCK PURSUANT TO THIS PROSPECTUS THAT ARE UNDERLYING THE SECURED CONVERTIBLE NOTES AND WARRANTS ISSUED IN CONNECTION WITH THE SECURITIES PURCHASE AGREEMENT.


DECEMBER 2005 SECURITIES PURCHASE AGREEMENT

On December 16, 2005, we entered into a Securities Purchase Agreement with AJW Partners, LLC ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners, LLC ("Qualified") and New Millennium Capital Partners, II, LLC ("Millennium") for the sale of (i) $1,000,000 in secured convertible notes and
(ii) warrants to purchase 1,000,000 shares of our common stock. Partners, Offshore, Qualified and Millennium are collectively referred to as the "Purchasers".


The Purchasers are obligated to provide us with the funds as follows:
     o   $400,000 was disbursed on December 16, 2005;
     o   $300,000 was disbursed on February 7, 2006; and
     o $300,000 will be disbursed within five days of the effectiveness of the registration statement of which this prospectus forms a part.


The proceeds of the offering will be used for working capital and general corporate purposes.

The secured convertible notes bear interest at 8%, unless our common stock is greater than $0.2125 per share for each trading day of a month, in which event no interest is payable during such month. The secured convertible notes mature three years from the date of issuance, and are convertible into our common stock, at the Purchasers' option, at a 50% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. The beneficial conversion feature of such discounted conversion will be amortized over the three-year life of the loan.

The full principal amount of the secured convertible notes are due upon a default under the terms of secured convertible notes. In addition, we granted the Purchasers a security interest in substantially all of our assets and intellectual property. We are required to file a registration statement with the Securities and Exchange Commission within 45 days of closing, which will include 200% of the common stock underlying the secured convertible notes, and the warrants. If the registration statement is not declared effective within 120 days from the date of closing, we are required to pay liquidated damages to the Purchasers. In the event that we breach any representation or warranty in the Securities Purchase Agreement, we are required to pay liquidated damages in shares or cash, at our election, in an amount equal to three percent of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.40 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholders' position. We have reviewed the terms and provisions of these derivative financial instruments (the conversion option and the detachable warrants) and expect that in accordance with Emerging Issues Task Force ("EITF") 00-19 "Accounting for Derivative Financial Instruments Indexed to and Potentially Settled In a Company's Own Stock", the conversion option and detachable warrants will be initially recorded as liabilities at fair value. Subsequently, in accordance with Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities", we expect that at each reporting period these liabilities will be adjusted for changes in the fair value of the derivative financial instruments.

The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.


On April 7, 2006, we entered into an amendment to the Securities Purchase Agreement with the Purchasers to delete from the agreement certain sections of the Agreement which permitted the assignment of the Agreement.


We claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act") for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the Purchasers were accredited Purchasers and/or qualified institutional buyers, the Purchasers had access to information about us and their investment, the Purchasers took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

                                  RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

                   RISKS RELATED TO OUR BUSINESS AND INDUSTRY

WE HAVE INCURRED LOSSES IN THE PAST AND HAVE A LIMITED OPERATING HISTORY ON WHICH TO BASE AN EVALUATION OF OUR PROSPECTS, WHICH CAN HAVE A DETRIMENTAL EFFECT ON THE LONG-TERM CAPITAL APPRECIATION OF OUR STOCK.


We have a limited operating history on which to base an evaluation of our business and prospects. Our prospects must be considered in light of inherent risks, expenses and difficulties encountered by companies in their early stage of development, particularly companies in new and evolving markets. These risks include acceptance of our products by consumers in an evolving and unpredictable business environment, the lack of a well-developed brand identity and the ability to bring products to market on a timely basis. For the years ended December 31, 2005 and 2004, we had net losses of $1,770,940 and $670,655, respectively. We cannot give any assurance that we will ever generate significant revenue or have profits. In addition, we anticipate that we will require additional capital commitments during 2006 to sustain our operations. This could have a detrimental effect on the long-term capital appreciation of our stock.


THERE CAN BE NO ASSURANCE THAT WE WILL EVER ACHIEVE PROFITABILITY.

There can be no assurance that we will ever achieve profitability. Our revenues and operating results may fluctuate from quarter to quarter and from year to year due to a combination of factors, including, but not limited to, cost of production, volume of sales and variations in expenditures for personnel and marketing. We may incur significant expenditures for research and development of new products or improvements to our existing products which could adversely affect our ability to generate a profit. There can be no guarantee that we will be able to achieve profitability on a quarterly or annual basis. If we do not achieve profitability, our business will be adversely affected and investors may lose all or substantially all of their investment.

WE WILL NEED ADDITIONAL FINANCING TO DEVELOP OUR PRODUCTS AND SERVICES AND TO MEET OUR CAPITAL REQUIREMENTS WHICH CAN CAUSE DILUTION.


We continually require additional funds to develop our products and are dependent upon sources such as:


      o     future earnings;
      o the availability of funds from private sources, including, but not limited to, our shareholders, loans and additional private placements; and
      o the availability of funds from public sources including, but not limited to a public offering of our securities.


Market conditions for private and public offerings are subject to uncertainty and there can be no assurance when or whether a private and/or public offering will be successfully completed or that other funds will be made available to us. In view of our operating history, our ability to obtain additional funds is limited. Such financing may only be available, if at all, upon terms which may not be advantageous to us. If adequate funds are not available from operations or additional sources of financing, our business will be materially adversely affected.


WE ARE OPEN TO EXCHANGE LOSSES DUE TO OUR OPERATIONS BEING LOCATED IN CANADA.

The majority of our sales and cost of sales are made in U.S. currency while a significant amount of our general and administrative expenses are made in Canadian currency. We do not currently hedge our foreign currency exposure and accordingly we are at risk for foreign currency exchange fluctuations which could adversely affect the operating results of our business.

WE RELY ON SUBCONTRACTORS FOR THE MANUFACTURE OF OUR LUNAPLAST

All aspects of our manufacturing process is subcontracted to various third parties which formulate, mix and produce Lunaplast to our specifications. Once the manufacturing process is complete, Lunaplast is sold to fabricators which use Lunaplast in a variety of end user products. We do not have any long-term agreements with any of the third parties involved in manufacturing Lunaplast. While management believes that alternative manufacturers are available, there is however no guarantee that alternative manufacturers could produce Lunaplast on short notice and without disrupting product delivery schedules.

WE MAY EXPERIENCE INFRINGEMENT OF OUR INTELLECTUAL PROPERTY RIGHTS AND CONFIDENTIAL INFORMATION, WHICH WOULD UNDERMINE OUR TECHNOLOGY PLATFORM.


Our success will depend, in large part, on our ability to obtain and protect patents and trade secrets and operate without infringing on the proprietary rights of others. We cannot give any assurance that the patent applications that have been or will be filed on products developed by us will be approved, that any issued patents will provide us with competitive advantages or will not be challenged by others, or that the patents of others will not have an adverse effect on us.

Our subcontractors involved in manufacturing Lunaplast have agreed to maintain the confidential nature of our proprietary manufacturing technology, however, there is no guarantee that we will be able to prevent any breaches. The failure to protect our proprietary manufacturing technology could have a material adverse effect on our business.


OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.


As a result of losses since our inception, our independent registered public accounting firm in their report on our financial statements for the fiscal year ended December 31, 2005, raised substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is subject to our ability to generate a profit and/or raise additional capital. We do not have any available credit, bank financing or other external sources of liquidity. Due to our operating losses, our operations have not been a source of liquidity. At December 31, 2005, we had a working capital deficiency of $159,582. Our ability to continue as a going concern is dependent on our raising additional capital and on future profitable operations. Our continued net operating losses increases the difficulty in our ability to raise additional capital and there can be no assurances that the infusion of capital will prove successful.


IF WE ARE UNABLE TO RETAIN THE SERVICES OF KEY PERSONNEL OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED MANAGERIAL AND SALES PERSONNEL HAVING EXPERIENCE IN BUSINESS, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.


Our success depends to a significant extent upon the continued service of Ms. Kimberly Landry, our President, Chief Executive Officer and Secretary. The loss of the services of Ms. Landry could have a material adverse effect on our growth, revenues, and prospective business. We may not be able to retain our executive officers and key personnel or attract additional qualified management in the future. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in business. Competition for qualified individuals is intense. In addition, there can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.


WE ARE SUBJECT TO SECTION 203 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE WHICH MAY INHIBIT A TAKEOVER AT A PREMIUM PRICE THAT MAY BE BENEFICIAL TO OUR STOCKHOLDERS.


We are subject to Section 203 of the Delaware General Corporation Law. Subject to limited exceptions, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder unless the proposed business combination was approved by our board of directors before the stockholder became an interested stockholder. In general, Section 203 defines an interested stockholder as any stockholder directly or indirectly owning 15% or more of the outstanding voting stock of a Delaware corporation. Section 203 could have the effect of discouraging others from making tender offers for our shares, and also may have the effect of preventing changes in our management.


               RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR SECURED CONVERTIBLE NOTES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.


As of April 24, 2006, we had 19,648,398 shares of common stock issued and outstanding, $700,000 of secured convertible notes outstanding that may be converted into an estimated 7,368,421 shares of common stock and outstanding warrants to purchase 2,683,750 shares of common stock. Additionally, we have an obligation to sell $300,000 of secured convertible notes that may be converted into an estimated 3,157,895 shares of common stock at current market prices and to issue warrants to purchase 300,000 shares of common stock in the near future. In addition, the number of shares of common stock issuable upon conversion of the outstanding secured convertible notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the secured convertible notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.


Our obligation to issue shares upon conversion of our secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of $1,000,000 of our secured convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of April 24, 2006 of $0.275:



           % Below Market        Price Per Share        Discount of 50%         Number of Shares Issuable
                 25%                  $0.21                  $0.105                     9,523,810
                 50%                  $0.14                  $0.07                      14,285,714
                 75%                  $0.07                  $0.035                     28,571,429

As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders. Currently, we do not have enough shares authorized for these amounts. We intend to amend our Articles of Incorporation to increase our authorized shares of common stock from 30,000,000 to 100,000,000. See the Explanatory Note on page 3 of this prospectus.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES MAY HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

The secured convertible notes are convertible into shares of our common stock at a 50% discount of the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholders convert and sell material amounts of common stock could have an adverse effect on our stock price. In addition, not only the sale of shares issued upon conversion or exercise of secured convertible notes and warrants, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE SECURED CONVERTIBLE NOTES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

The issuance of shares upon conversion of the secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC may not convert their secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE SECURED CONVERTIBLE NOTES AND REGISTERED PURSUANT TO THIS PROSPECTUS MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES AND FURTHER AMEND OUR ARTICLES OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK. IF THE SHARES WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.


Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the secured convertible notes, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the secured convertible notes. Accordingly, we intend to allocate 34,383,856 shares to cover the conversion of the secured convertible notes after we amend our Articles of Incorporation and increase our authorized shares from 30,000,000 to 100,000,000. In the event that our stock price decreases, the shares of common stock we intend to allocate for conversion of the secured convertible notes and are registering hereunder may not be adequate. If the shares we intend to allocate to the registration statement are not adequate and we are required to file an additional registration statement and further amend our Articles of Incorporation to increase our authorized shares of common stock, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.


In December 2005, we entered into a Securities Purchase Agreement for the sale of an aggregate of $1,000,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 8% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. Although we currently have $700,000 secured convertible notes outstanding, the investors are obligated to purchase additional secured convertible note in the principal amount of $300,000. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. We anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we were required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.


IF AN EVENT OF DEFAULT OCCURS UNDER THE SECURITIES PURCHASE AGREEMENT, SECURED CONVERTIBLE NOTES, WARRANTS, SECURITY AGREEMENT OR INTELLECTUAL PROPERTY SECURITY AGREEMENT, THE INVESTORS COULD TAKE POSSESSION OF ALL OUR GOODS, INVENTORY, CONTRACTUAL RIGHTS AND GENERAL INTANGIBLES, RECEIVABLES, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER, AND INTELLECTUAL PROPERTY.

In connection with the Securities Purchase Agreements we entered into in December 2005, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The Security Agreements and Intellectual Property Security Agreements state that if an even of default occurs under the Securities Purchase Agreement, Secured Convertible Notes, Warrants, Security Agreements or Intellectual Property Security Agreements, the Investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

                       RISKS RELATING TO OUR COMMON STOCK

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and
      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and
      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and
      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

OUR CORPORATE CHARTER CONTAINS AUTHORIZED, UNISSUED "BLANK CHECK" PREFERRED STOCK WHICH CAN BE ISSUED WITHOUT STOCKHOLDER APPROVAL WITH THE EFFECT OF DILUTING THEN CURRENT STOCKHOLDER INTERESTS.

Our certificate of incorporation currently authorizes the issuance of up to 5,000,000 shares of "blank check" preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. A majority of our stockholders has consented to increase the number of preferred stock to 10,000,000. Accordingly, our board of directors is empowered, without stockholder approval, to issue one or more series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control.

                                 USE OF PROCEEDS


This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we may receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC will be entitled to exercise a portion of the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., or New Millennium Partners II, LLC exercise the warrants on a cashless basis, then we will not receive any proceeds from the exercise of those warrants. In addition, we have received gross proceeds $700,000 from the sale of the secured convertible notes and the investors are obligated to provide us with an additional $300,000 within five days after this registration statement of which this prospectus forms a part, is declared effective. The proceeds received from the sale of the secured convertible notes will be used for working capital and general corporate purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

In April 2001, our common stock became eligible for quotation on the NASD's OTC Bulletin Board and currently trades under the symbol "LTII." For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.



           Quarter Ending                 High              Low

           3/31/02                        $0.71             $0.41
           6/30/02                        $1.10             $0.75
           9/30/02                        $0.87             $0.35
           12/31/02                       $0.48             $0.25

           3/31/03                        $0.51             $0.30
           6/30/03                        $0.55             $0.40
           9/30/03                        $0.76             $0.35
           12/31/03                       $0.76             $0.55

           3/31/04                        $1.15             $0.43
           6/30/04                        $1.00             $0.25
           9/30/04                        $0.40             $0.19
           12/31/04                       $0.40             $0.19

           3/31/05                        $0.37             $0.22
           6/30/05                        $0.39             $0.20
           9/30/05                        $0.30             $0.17
           12/31/05                       $0.30             $0.11

           3/31/06                        $0.40             $0.12


HOLDERS


As of April 24, 2006, we had approximately 118 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Corporate Stock Transfer, Denver, Colorado, (303) 282-4800.


We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

      o     discuss our future expectations;
      o contain projections of our future results of operations or of our financial condition; and
      o     state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."


COMPARISON OF THE YEAR ENDED DECEMBER 31, 2005 WITH THE YEAR ENDED DECEMBER 31, 2004





Sales revenues of $673,821 for the fiscal year ended December 31, 2005 increased $136,656 or 25% over the $537,165 of sales revenues reported in 2004. The increase was principally attributable to increased purchases from significant customers.


Two customers amounted to 80% of total sales in 2005 and 60% of total sales during 2004.


Gross margin decreased to 45.2% in 2005 from 49.9% in 2004, primarily reflecting manufacturing price increases from our materials suppliers.

During 2005, we received no payments from customers in connection with pricing arrangements, as compared to receiving $120,000 of such payments in 2004.

General and administrative expenses ("G&A") for fiscal 2005 totaled $2,075,762 as compared to $1,058,425 in the prior year; the 96% increase arising primarily from increased stock-based compensation expense and increased interest expense.

Stock-based compensation expense for 2005 totaled $683,900 as compared to $279,468 in 2004; the 2005 amount principally reflecting the granting of consultant options during the year. Interest expense of $406,717 for 2005 principally consists of $375,841 recorded in the year from the expensing of the fair value of the beneficial conversion feature associated with the secured convertible notes issued by the Company in December 2005 pursuant to the December 16, 2005 Securities Purchase Agreement.

Excluding stock-based compensation expense and interest expense, G&A for 2005 totaled $981,445, representing a $221,430 or 29% increase from the $760,015 reported in 2004. The 29% increase in G&A reflects the increase in corporate activity during the year coincident with the 25% increased sales revenues experienced by our Company as discussed above. Of the $221,430 G&A increase, $78,700 comprises increased office and general costs, $70,000 comprises costs incurred with respect to the Company entering into secured convertible notes arrangements, $46,310 comprises increased wages and benefits costs principally as a consequence of increased staffing due to increased production, and $22,987 relates to increased professional fees, such increases offset by a $38,707 decline in consulting expenses and a $15,552 decline in management fees.

The decline in consulting expenses was primarily attributable to the placement of a former consultant onto our payroll and a decrease in fees paid to a particular consultant. The decline in management fees was primarily attributable to the resignation in April 2005 of the former Chief Financial Officer. Brian Fiddler resigned his position as Chief Financial Officer and as a director as of April 4, 2005. Kimberly Landry then served in this position until March 2, 2006 when L. James Porter was appointed to serve as Chief Financial Officer. Ms. Landry has continued her roles as Chief Executive Officer and Chairman of the Board.

Liquidity and Capital Resources

As at December 31, 2005 we had negative working capital of $159,582, representing a $94,411 or 37% improvement over the $253,993 working capital deficiency that existed as at December 31, 2004.

During the twelve months ended December 31, 2005 our operations used $810,860 in cash as compared to $265,174 in the prior fiscal year, primarily due to the addition of consultants, staff and overhead needed to facilitate our Company's growth and ongoing product development. Further, we reduced trade payables and experienced increased trade receivables. Year-end accounts receivable as a percentage of year's sales increased from 15% in 2004 to 19.8% in 2005.

We satisfied our operational requirements during 2005 principally through $452,250 of common share issuances and $343,203 from the issuance of secured convertible notes net of repayments of a previous convertible debenture.

      o     Secured Convertible Debenture

Between December 2002 and January 2003 we borrowed $120,000 from a third party. Loan proceeds of $60,000 were received in December 2002 and the remaining $60,000 was received in January 2003. The loan was secured by all of our company's assets and bore interest at a rate of 8% per year. The loan was repaid in 30 monthly principal payments of $3,333 commencing June 21 2003, with a final principal payment of $20,010 due on December 21, 2005. The loan was fully repaid in 2005.

      o     Secured Convertible Notes

In December 2005, we entered into a Securities Purchase Agreement for the sale of an aggregate of $1,000,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 8% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. To year-end $400,000 secured convertible notes were outstanding. Subsequent to year-end we received a further $300,000 funding under the Securities Purchase Agreement and the investors are obligated to purchase $300,000 of additional secured convertible notes, for an aggregate of $1,000,000, once the registration statement of which this prospectus forms a part, is declared effective.

Any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period.

We anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we were required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

We anticipate our capital needs during the year ending December 31, 2006 to be $800,000 for general and administrative expenses, including $100,000 for research and development.

We do not have any available credit, bank financing or other external sources of liquidity. Due to our operating losses since inception, our operations have not been a source of liquidity. The ability of our company to continue as a going concern is dependent on our company raising additional capital and becoming profitable. There can be no assurance that we will be successful in obtaining additional funding at all, or on acceptable terms.

We do not have any "off-balance sheet arrangements" (as such term defined in Item 303 of Regulations S-K).

                                    BUSINESS

CORPORATE INFORMATION AND HISTORY

We were incorporated on March 25, 1999 in Delaware to develop, manufacture and sell photoluminescent products (High Performance Photoluminescent Lighting, "HPPL") used for emergency lighting, signs and markings, wayfinding systems and novelty products with applications in marine, commuter, rail, subway, building and toy markets. We conduct business in Canada through our wholly-owned Canadian subsidiary, Luna Technologies (Canada) Ltd.

Our executive offices are located at 61B Fawcett Road, Coquitlam, British Columbia, Canada V3K 6V2.


From the date of its incorporation and through December 31, 2005, we had cumulative losses of $4,177,005. There can be no assurance that we will ever earn any profits.


Overview

Modern high-performance photoluminescent (PL) materials are created by combining the latest PL pigments, such as Strontium Aluminate (SrAl) into durable clear carriers, such as Polyester, Acrylic, or PVC plastics. While exposed to light these materials absorb some of its energy and re-emit it as a yellow-green tinted light. The materials can be exposed to light and discharged an infinite number of times with service lives of twenty years or more. Phosphorescent (also referred to as photoluminescent) materials emit light continuously when they are excited by ultraviolet or visible light. However, unlike fluorescent materials, when the excitation source is extinguished, phosphorescent materials continue to emit light. It is this light (called afterglow) that people refer to as "glow-in-the-dark". The afterglow decreases (or decays) over time after the excitation source has been extinguished

Although many people associate the word "photoluminescence" with "glow-in-the-dark" toys and novelties, in the lighting industry, photoluminescent products such as marker tapes and signs are commonly used to delineate emergency escape routes and danger areas, and to mark equipment, pipes, tools and working and accident prevention clothing.

Photoluminescent signs and markers are used in a variety of situations, including office buildings, industrial sites, passenger ships, offshore drilling platforms, underground mines, and aircraft. The use of photoluminescent materials for life safety applications is recommended or mandated in numerous building codes, fire safety codes, and transportation standards.

Most photoluminescent products are composed of inorganic pigments that can be incorporated into paint, plastic films, enamels, and flexible and rigid molded plastics. Typical products include adhesive vinyl tapes, rigid polyvinyl chloride (PVC) marker strips, and silk-screened plastic signage. Photoluminescent enamel-coated sheet metal and ceramic products are also available.

The main pigment commonly used in photoluminescent glow-type products is a zinc sulphide compound emitting a yellowish-green light. This material performs well when subjected to high ambient lighting levels but the decay rate is rather rapid. The Company's current LUNAplast pigment material, Strontium Aluminate, has a performance level 20 x that of zinc-based products. In addition, the decay curve for strontium-based products is measured in hours as opposed to minutes for zinc-based items.

Strontium Aluminate is more expensive than zinc sulphide and takes slightly longer to charge, but can "store" more light, making it much more suitable for use in locations where ambient light levels are low. Strontium Aluminate also offers much brighter and longer-lasting photoluminescence.

Although Strontium Aluminate PL material is superior to products made with zinc sulphide, the process required to manufacture Strontium Aluminate PL is very complex and manufacturers were unable to cost effectively produce Strontium Aluminate PL products in commercial quantities.

Between January 1995 and October 1999, Douglas Sinclair, presently the chief executive officer of our Canadian subsidiary, developed the proprietary technology, formulas and processes needed to commercially manufacture Strontium Aluminate PL products on a cost-effective basis. The resulting product, referred to by us as Lunaplast, is up to 20 x times brighter than commercial zinc sulphide products, and is clearly visible after many hours of total darkness. During this same period of time, Mr. Sinclair and Kimberly Landry, our Chief Executive Officer, developed an advanced Strontium Aluminate HPPL material which is four times brighter than our Lunaplast product. Mr. Sinclair and Ms. Landry filed a patent application pertaining to this invention with the U.S. Patent and Trademark Office in November 1997. For a nominal consideration Mr. Sinclair and Ms. Landry assigned the rights in November 1997 to the patent application and related technology to Luna Technologies Inc. ("LTI"), a corporation formed by Ms. Landry in December 1994. In April 1999, we acquired from LTI the rights to the patent application and related technology assigned to LTI by Mr. Sinclair and Ms. Landry. In consideration for this assignment, we agreed to pay LTI $90,000, without interest, on or before June 30, 2000. Subsequent to June 30, 2000, we paid this debt in full. As of March 30, 2004 the patent application had been placed in abeyance. In November 1999, we acquired from Mr. Sinclair the proprietary technology required to manufacture Lunaplast into PVC sheets, vinyl rolls and paints as well as the trademark rights to these products. In consideration for the assignment of this technology and the trademarks, we paid Mr. Sinclair $60,000. During 2000 we developed the processes required to manufacturer Strontium Aluminate PL products using vacuum forming, extrusion, and injection molding techniques.

We began producing Lunaplast on a commercial basis during fiscal 2000. Lunaplast is available in flexible vinyl and rigid PVC sheets. In addition, a wide range of polymer compounds for extrusions and injection molding was added during the year. Management believes that the increase in performance opens up a new range of opportunities in life safety. Management believes that direct replacement of electrical exit signs (Underwriters Laboratories UL 924) is expected to be a market for photoluminescent materials in the near future.


During the year ended December 31, 2005 one customer accounted for 67% of our gross revenues. We are of the opinion that the loss of this customer would not have a material adverse effect on the Company.


Manufacturing

Lunaplast is a three-part laminate, consisting of one base layer of highly reflective white material of PVC or vinyl, one mid-layer of photoluminescent PVC or vinyl impregnated with our proprietary Strontium Aluminate polymer compound, and one top layer of clear PVC or vinyl with UV and fire-resistant properties.

All aspects of our manufacturing process is subcontracted to various third parties which formulate, mix and produce Lunaplast to our specifications. Once the manufacturing process is complete, Lunaplast is sold to fabricators which use Lunaplast in a variety of end user products. All subcontractors involved in manufacturing Lunaplast have agreed to maintain the confidential nature of our proprietary manufacturing technology.

We do not have any long-term agreements with any of the third parties involved in manufacturing Lunaplast. We believe that alternative manufacturers are available which could produce Lunaplast on short notice and without disrupting product delivery schedules.

Sales and Marketing

World markets for photoluminescent lighting products are in the marine (shipping and cruise lines), transportation and commuter industry, and in the commercial, institutional and industrial retrofit and new building construction sector, in which the need for photoluminescent emergency lighting and wayfinding signage systems has risen sharply over the last two decades. A third primary marker is "glow-in-the-dark" toys and novelties.

We believe that the world market for HPPL lighting is underdeveloped due largely to the low illumination delivered by zinc sulphide products. We plan to build interest and sales for Lunaplast products in established markets around the world. Our marketing plan includes advertising in trade magazines, exhibiting at industry tradeshows, direct mail campaigns, soliciting editorial coverage from naval architecture, building design, architecture and lighting industry publications and distributing product samples, videos and brochures to designers and developers. Our website will also be used as a means to distribute product information to interested parties quickly.

We market our products through our officers and through independent sales representatives. As of April 15, 2005 we had independent sales representatives marketing Lunaplast in North America, Latin America, Korea and Australia.

Competition

No single company dominates the world marketplace. Instead, a number of small and medium-sized firms are active within regional markets in Europe, the U.S. and elsewhere. Some producers include companies such as Permalight AG of Germany (Europe and North America), Safe T Glow (UK and U.S.), Datrex (U.S.), Jalite
(UK), Everglow (Europe) and Existalight (Europe and U.S.). It is difficult to determine annual sales volumes and revenues for these firms, as most are privately held.


Although there are several manufacturers and distributors of photoluminescent products we believe we have a significant advantage over our competitors as a result of our proprietary manufacturing processes and cost effective approach to the production of Strontium Aluminate-based HPPL materials in commercial quantities. We also plan to be competitive in the HPPL industry by developing advanced Strontium Aluminate materials, enhancing formulation and focusing on higher volumes with a resultant lower cost of production. During the year ending December 31, 2006, the Company plans to spend approximately $100,000 on research relating to the development of advanced Strontium Aluminate PL materials.


Patents and Intellectual Property

We have the following patents relating to our technology: (i) Photoluminescent coating formulation, method of application, and coated articles; and (ii) Photoluminescent Sleeve for electric lamps for producing a non-electrical light emitting source. We also hold the following trademarks for our LUNACOAT and LUNAPLAST.

Trade secret

Photoluminescent Light Emitter With Enhanced Photometric Brightness Characteristics - method of increasing photoluminescent brightness characteristics through material design.

PRODUCT OVERVIEW

We develop and manufacture high-performance photoluminescent products, including, non-electrified signage and marketing materials, including PVC PSA film, rigid sheet, powder coated, paint, polyester film and rigid sheet, acrylic sheet, extrusion pellets. Our photoluminescent Exit Sign passed the Underwriters Laboratories' 75 ft. visibility/legibility standard and our photoluminescent Exit Sign was approved by the Energy Star program. Photoluminescent products are enhancing progressive life-safety systems in buildings of all types, airplanes, trains and passenger ships. We advise building code and standards organizations to assisting companies to integrate photoluminescent systems into their life-safety programs.

GOVERNMENTAL REGULATION

We manufacture products compliant with NYC Local Law 26. Our RS6-1 photoluminescent materials were approved by the NYC Materials Evaluation Department.

EMPLOYEES

As of January 1, 2006 the Company had ten full-time employees. Contingent upon the Company raising sufficient capital, the Company plans to hire additional employees as may be required by the level of the Company's operations.

We have never experienced a work stoppage and believe our employee relations are very good.

                             DESCRIPTION OF PROPERTY


We rent on a month to month basis, approximately 4,800 square feet of executive office, production and warehouse space at 61A and 61B Fawcett Road, Coquitlam, British Columbia, at a monthly rental of CDN$3,750.


                                LEGAL PROCEEDINGS


We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.


                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES


As at April 24, 2006, our directors and executive officers, their ages, positions held, and duration of such, are as follows:



                                                                                  Date First
 Name                       Position Held with our Company           Age      Elected or Appointed
 Kimberly Landry         Chief Executive Officer and Director        40          April 30, 1999
 Robert H. Humber               Secretary and Director               61          April 30, 1999
 Leslie James Porter     Chief Financial Officer and Director        41           March 2, 2006


Business Experience


The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Kimberly Landry

Ms. Landry was our President between September 1, 2001 and August 31, 2004. On August 31, 2004 Ms. Landry resigned as President and was appointed the Chief Executive Officer. Ms. Landry held the position of Principal Financial and Chief Accounting Officer since April 5, 2005. She resigned as Principal Financial Officer on March 2, 2006. Ms. Landry has been the Secretary, as well as a director since April 1999. Since December 1994 Ms. Landry has also been an officer and director of Luna Technologies Inc. Ms. Landry attended a Washington State Community College where she studied business administration.

Robert H. Humber

Mr. Humber was our President between April 1999 and September 1, 2001. Mr. Humber has been a director since April 1999. Between July 1996 and November 1999 Mr. Humber was the President of Luna Technologies Inc. Prior to July 1996 Mr. Humber worked with Douglas Sinclair, a former officer of our company, and Kimberly Landry in developing photoluminescent products. For the past twenty-three years Mr. Humber has also been an independent investigator and security consultant providing services to law enforcement agencies and private industry.

Leslie James Porter

Mr. Porter was appointed Chief Financial Officer and Director on March 2, 2006.

Since November 2005 Mr. Porter served as CFO and Director of General Metals Corporation, a junior mining exploration company. Since July 2005 Mr. Porter also served as CFO and Director of Tangerine Gold Inc., a junior mining exploration company. From January to July 2005 Mr. Porter was CFO of Mediterranean Minerals Ltd. and its predecessor Manhattan Minerals Inc., a junior mining exploration company. In 2003 and 2004 Mr. Porter was CFO and Director of Firestone Ventures, Inc., a junior mining exploration company. From 2001 to 2004 Mr. Porter served on the Advisory Board of Webtech Wireless Inc., a global positioning satellite location solutions provider. From 2004 to date Mr. Porter served as CFO and Director of SHEC Labs Solar Hydrogen Energy Corporation, a solar and hydrogen energy technology company. He has also served on that company's Steering Committee since 2003 and as a financial advisor to that company since 2001.

Since 2001 Mr. Porter has been President of LJV Capital Corp., an entity which provides financial and business consulting services to early stage companies.

From 1999 to 2001 Mr. Porter was CFO and Director of Global Media Corp., an internet media streaming company.

Mr. Porter received his Bachelor of Commerce degree in Finance from the University of British Columbia in Vancouver, B.C. in 1987. He received his Chartered Accountant designation from the Institute of Chartered Accountants of British Columbia in 1990, his Chartered Financial Analyst designation from the Institute of Chartered Financial Analysts in 1994 and his Certified Public Accountant designation (State of Illinois) from the University of Illinois in 1999.

Mr. Porter received his Chartered Accountant and Chartered Financial Analyst designations while employed with the major public accounting firm, Arthur Andersen & Co., where he achieved the position of Senior Manager and served large corporations and public corporations in the airline, finance, forestry, oil and gas, manufacturing, mining, technology, distribution and service provider sectors. While at Arthur Andersen & Co., Mr. Porter was also involved with various international transactions.

Committees of the Board

We do not have a compensation committee. Our board of directors serve as our Audit Committee.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

Other than as discussed herein, none of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

        1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

        2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

        3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

        4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Audit Committee Financial Expert

Our board of directors has determined that it has one member of its audit committee, Leslie James Porter, that qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B, however, Mr. Porter is not "independent" as the term is used in Tem 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that the members of our board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the financial condition of our company.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended December 31, 2005, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

Code of Ethics

Effective May 21, 2004, our company's board of directors adopted a Code of Ethics that applies to, among other persons, our company's principal executive officers and principal financial officers (including principal accounting officers and controllers), as well as persons performing similar functions. As adopted, our Code of Ethics sets forth written standards that are designed to deter wrongdoing and to promote a high ethical standards and commitment to compliance.

Our Code of Ethics requires, among other things, that all of our company's personnel shall be accorded full access to our president and corporate secretary, as well as persons performing similar functions, with respect to any matter which may arise relating to the Code of Business Conduct and Ethics. Further, all of our company's personnel are to be accorded full access to our company's board of directors if any such matter involves an alleged breach of the Code of Ethics by our president or chief financial officer.

Our Code of Ethics is incorporated by reference from our Quarter Report on Form 10-QSB filed on May 21, 2004.

                             EXECUTIVE COMPENSATION

The following table summarizes the compensation of our executive officers during the three years ended December 31, 2005, 2004 and 2003. No other officers or directors received annual compensation in excess of $100,000 during the last three fiscal years.

                                               SUMMARY COMPENSATION TABLE
                                          Annual Compensation                       Long Term Compensation
                                                                                    Awards                Payouts
                                                               Other       Securities     Restricted
 Name and                                                     Annual       Underlying     Shares or
 Principal                                                    Compen-       Options/      Restricted       LTIP        All Other
 Position              Year       Salary         Bonus        sation          SARs          Share         Payouts       Compen-
                                   (US$)         (US$)         (US$)        Granted         Units          (US$)        sation

 Kimberly Landry       2005       74,294          Nil           Nil           Nil            Nil            Nil           Nil
 President, Chief      2004       55,705        46,750        500,000         Nil            Nil            Nil           Nil
 Executive Officer     2003       45,120l         Nil           Nil           Nil            Nil            Nil           Nil
 and Secretary (1)


 Leslie James Porter   2005         Nil           Nil           Nil           Nil            Nil            Nil           Nil
 Chief Financial       2004         Nil           Nil           Nil           Nil            Nil            Nil           Nil
 Officer (2)           2003         Nil           Nil           Nil           Nil            Nil            Nil           Nil


 Scott Bullis          2005       74,294          Nil           Nil           Nil            Nil            Nil           Nil
 President (3)         2004       22,016          Nil           Nil         659,200          Nil            Nil           Nil
                       2003         Nil           Nil           Nil           Nil            Nil            Nil           Nil


 Brian Fiddler         2005        9,906         6,800          Nil           Nil            Nil            Nil           Nil
 Principal Financial   2004       36,880         9,500          Nil           Nil            Nil            Nil           Nil
 and Accounting        2003       25,687        10,980          Nil         160,000          Nil            Nil           Nil
 Officer (4)

(1) Ms. Landry was our President from September 1, 2001 to August 31, 2004. On August 31, 2004 Ms. Landry was appointed Chief Executive Officer. On April 5, 2005 Ms. Landry was appointed Principal Financial and Chief Accounting Officer. Ms. Landry was Secretary from April 30, 1999 to February 1, 2006.
(2) Mr. Porter was appointed Chief Financial officer on March 2, 2006. (3) Mr. Bullis was President from August 31, 2004 to February 3, 2006. (4) Mr. Fiddler resigned as Principal Financial and Accounting Officer on April 4, 2005.


OPTION GRANTS IN THE LAST FISCAL YEAR

The following table sets forth certain information regarding stock options granted to our Named Executive Officers during our fiscal year ended December 31, 2005:

                                                                                                       Potential Realizable
                                                                                                         Value at Assumed
                                                                                                       Annual Rate of Stock
                                                                                                      Price Appreciation for
         Name                                       Individual Grants                                    Option Term (3)
                           Number of          Percent of
                          Securities         Total Options         Exercise
                          Underlying          Granted to           or Base
                            Options          Employees in           Price
                        Granted (#)(1)      Fiscal Year (2)         ($/Sh)      Expiration Date

                                                                                                    5%($)              10%($)
 Kimberly Landry              Nil                 N/A                N/A              N/A            N/A                 N/A
 Scott Bullis                 Nil                 N/A                N/A              N/A            N/A                 N/A
 Brian Fiddler                Nil                 N/A                N/A              N/A            N/A                 N/A
 Robert H. Humber             Nil                 N/A                N/A              N/A            N/A                 N/A

AGGREGATE OPTION EXERCISES IN 2005 AND YEAR-END OPTION VALUES

The following table provides certain information with respect to our Named Executive Officers concerning the exercise of options during 2005 and unexercised options held by them at the end of the year.

                           Number of
                            Shares                          Number of Securities Underlying      Value of Unexercised In-the-
                          Acquired on            Value      Unexercised Options at December       Money Options at December
         Name            Exercise (#)        Realized ($)             31, 2005 (#)                       31, 2005 ($)
                                                             Exercisable       Unexercisable   Exercisable        Unexercisable
 Kimberly Landry              Nil                 Nil          11,000               Nil              Nil                 Nil
 Scott Bullis                 Nil                 Nil         659,200               Nil              Nil                 Nil
 Brian Fiddler               3,600                Nil          80,000               Nil              Nil                 Nil
 Robert H. Humber             Nil                 Nil           Nil                 Nil              Nil                 Nil

Employment/Consulting Agreements

Our Canadian subsidiary has an employment agreement with Kimberly Landry whereby the subsidiary has agreed to pay Ms. Landry a salary of CDN$7,500 per month.

Effective March 1, 2006, we entered into a consulting agreement with Leslie James Porter, wherein we agreed to pay him a monthly fee of CDN$2,500 as well as reasonable out-of-pocket expenses incurred in the performance of his duties. In addition, we have agreed to pay Mr. Porter 500,000 shares of common stock, which shares are to be issued pursuant to the provisions of our 2006 Stock Option Plan. The agreement terminates February 28, 2007 and will automatically renew for an additional one year term unless otherwise stipulated.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our board of directors. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Directors Compensation

Standard Arrangements. At present we do not pay our directors for attending meetings of the board, although we may adopt a director compensation policy in the future. We have no standard arrangement pursuant to which our directors are compensated for any services provided as a director or for committee participation or special assignments.

Other Arrangements. During the year ended December 31, 2005, and except as disclosed elsewhere in this annual report, none of our directors received any form of compensation from our company.

Report on Executive Compensation

Our compensation program for our executive officers is administered and reviewed by our board of directors. Historically, executive compensation consists of a combination of base salary and bonuses. Individual compensation levels are designed to reflect individual responsibilities, performance and experience, as well as the performance of our company. The determination of discretionary bonuses is based on various factors, including implementation of our business plan, acquisition of assets, development of corporate opportunities and completion of financing.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
None

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables sets forth, as of April 24, 2006, the number of and percent of the Company's common stock beneficially owned by

o all directors and nominees, naming them,
o our executive officers,
o our directors and executive officers as a group, without naming them, and o persons or groups known by us to own beneficially 5% or more of our common stock:

The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

                                                                 Amount and Nature of           Percentage
 Name and Address of Beneficial Owner                          Beneficial Ownership (1)        of Class (1)
 Kimberly Landry                                                     1,544,000 (2)                 7.86%
 c/o Luna Technologies International, Inc.
 61B Fawcett Road,
 Coquitlam, British Columbia, Canada V3K 6V2
 Leslie James Porter                                                    500,000                    2.54%
 c/o Luna Technologies International, Inc.
 61B Fawcett Road,
 Coquitlam, British Columbia, Canada V3K 6V2
 Robert H. Humber                                                       30,000                     0.15%
 c/o Luna Technologies International, Inc.
 61B Fawcett Road,
 Coquitlam, British Columbia, Canada V3K 6V2
 Scott Bullis                                                             Nil                       Nil
 1204 - 939 Beatty Street
 Vancouver, British Columbia, Canada V6C 3Z1
 Douglas Sinclair                                                      1,585,000                   8.07%
 1653 Plateau Crescent
 Coquitlam, British Columbia, Canada V3B 3E3
 Barry Drummond                                                        1,045,000                   5.32%
 118 Bridge Rd.
 West Vancouver
 British Columbia, Canada V7P 3R2
 Michael Harrison                                                      1,869,000                   9.51%
 8585 Drifter Way
 Whistler, British Columbia, Canada V0N 1B8
 Walter Doyle                                                        1,400,000 (3)                 7.13%
 c/o Luna Technologies International, Inc.
 61B Fawcett Road,
 Coquitlam, British Columbia, Canada V3K 6V2
 Directors and Executive Officers as a Group (3 individuals)    2,074,000 common shares           10.56%

      (1) Based on 19,648,398 shares of common stock issued and outstanding as of April 24, 2006. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person

      (2) Ms. Landry holds 11,000 options for the purchase of common shares of the Company's common stock at an exercise price of $0.04 per share.


      (3) Mr. Doyle holds 1,100,000 options for the purchase of common shares of the Company's common stock at an exercise price of $0.10 per share.

                            DESCRIPTION OF SECURITIES


Our authorized capital stock consists of 35,000,000 shares of stock, of which 30,000,000 shares are designated common stock, par value $.0001 per share, and 5,000,000 shares are designated preferred stock, par value $.0001 per share. As of January 31, 2006, there were 14,648,398 shares of common stock, and no shares of preferred stock issued or outstanding. We have filed a preliminary information statement with the Securities and Exchange Commission on January 27, 2006, pursuant to which a majority of our shareholders approved by written consent an amendment to our certificate of incorporation to increase our authorized common stock from 30,000,000 shares to 100,000,000 shares. We are currently responding to comments received from the Securities and Exchange Commission on the preliminary information statement. We intend to file the certificate of amendment to our certificate of incorporation within 20 days of mailing a definitive information statement to our shareholders.


The following summary of the material provisions of our common stock, series A preferred stock, series B preferred stock, warrants, certificate of incorporation and by-laws is qualified by reference to the provisions of our certificate of incorporation and by-laws and the forms of warrants included as exhibits to the registration statement of which this prospectus is a part.

COMMON STOCK

The holders of common stock do not have cumulative voting rights and are entitled to one vote per share on all matters to be voted upon by the stockholders. Our common stock is not entitled to preemptive rights and is not subject to redemption (including sinking fund provisions) or conversion. Upon our liquidation, dissolution or winding-up, the assets (if any) legally available for distribution to stockholders are distributable ratably among the holders of our common stock after payment of all classes or series of our preferred stock. All outstanding shares of our common stock are validly issued, fully-paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to the preferential rights of all classes or series of preferred stock that we may issue in the future.

PREFERRED STOCK

Our board of directors has the authority to issue 5,000,000 shares of preferred stock in one or more series and to determine all of the rights, preferences, privileges and restrictions of the preferred stock. If we issue any preferred stock, it may have the effect of delaying or preventing a change in control without further action by our stockholders and may adversely affect the voting, dividend and other rights of the holders of our common stock. In addition, as discussed below, the issuance of preferred stock with voting and/or conversion rights may adversely affect the voting power of the holders of our common stock, including the loss of voting control to others.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc. Corporate Stock Transfer's address is 3200 Cherry Creek South Drive, Suite 430, Denver, Colorado 80209.

MARKET INFORMATION

Our common stock is quoted on the OTC Bulletin Board under the symbol "LTII.OB." The market for our common stock is characterized generally by low volume and broad price and volume volatility.

     COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
      o an exchange distribution in accordance with the rules of the applicable exchange;
      o     privately-negotiated transactions;
      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
      o     a combination of any such methods of sale; and
      o     any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, or Regulation S, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:


      o that a broker or dealer approve a person's account for transactions in penny stocks; and
      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and
      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and
      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.



------------------------------------------------------------------------------------------------------------------------------------
                                                 Total
                           Total Shares of     Percentage                                                                Percentage
                            Common Stock       of Common      Shares of                                   Beneficial     of Common
                            Issuable Upon        Stock,      Common Stock    Beneficial    Percentage of   Ownership    Stock Owned
                            Conversion of      Assuming      Included in     Ownership     Common Stock    After the       After
        Name                     Notes            Full        Prospectus     Before the    Owned Before    Offering      Offering
                           and/or Warrants     Conversion        (1)         Offering*      Offering*         (7)           (7)
------------------------------------------------------------------------------------------------------------------------------------
AJW Offshore, Ltd. (2)       5,643,865(3)       38.79%          Up to         725,965       4.99%            --              --
                                                             5,643,865
                                                             shares of
                                                             common stock
------------------------------------------------------------------------------------------------------------------------------------
AJW Qualified                3,407,222(4)       23.41%          Up to         725,965       4.99%            --              --
Partners, LLC (2)                                            3,407,222
                                                             shares of
                                                             common stock
------------------------------------------------------------------------------------------------------------------------------------
AJW Partners, LLC (2)        1,243,741(5)        8.54%          Up to         725,965       4.99%            --              --
                                                             1,243,741
                                                             shares of
                                                             common stock
------------------------------------------------------------------------------------------------------------------------------------
New Millennium Capital         156,774(6)        1.08%          Up to         156,774        **              --              --
Partners II, LLC (2)                                         156,774
                                                             shares of
                                                             common stock
====================================================================================================================================

* These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.


** Less than 1%

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.


(1) Includes a good faith estimate of the shares issuable upon conversion of the secured convertible notes and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the secured convertible notes, if the secured convertible notes had actually been converted on January 31, 2006, the secured convertible notes would have had a conversion price of $0.065. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

The shares being registered hereunder do not include shares of common stock that may be acquired by the selling stockholders upon conversion of amounts due to them resulting from future accruals of interest pursuant to the convertible notes.

(2) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey
S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(3) Includes (i) 5,265,865 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 378,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(4) Includes (i) 3,179,022 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 228,200 shares of common stock issuable upon exercise of common stock purchase warrants.

(5) Includes (i) 1,160,441 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 83,300 shares of common stock issuable upon exercise of common stock purchase warrants.

(6) Includes (i) 146,274 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 10,500 shares of common stock issuable upon exercise of common stock purchase warrants.

(7) Assumes that all securities registered will be sold.

TERMS OF SECURED CONVERTIBLE NOTES AND THE WARRANTS

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on December 16, 2005 for the sale of (i) $1,000,000 in secured convertible notes and (ii) warrants to buy 1,000,000 shares of our common stock.

The investors are obligated to provide us with the funds (gross proceeds) as follows:


      o     $400,000 was disbursed on December 16, 2005;
      o     $300,000 was disbursed on February 7, 2006; and
      o $300,000 will be disbursed within five days of the effectiveness of this prospectus.


The secured convertible notes bear interest at 8%, unless our common stock is greater than $0.2125 per share for each trading day of a month, in which event no interest is payable during such month. The secured convertible notes mature three years from the date of issuance, and are convertible into our common stock, at the Purchasers' option, at a 50% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. The beneficial conversion feature of such discounted conversion will be amortized over the three-year life of the loan.

We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $.40 per share. Prepayment of the notes is to be made in cash equal to either (i) 125% (for prepayments occurring within thirty (30) days of the issuance date of the notes), (ii) 135% for prepayments occurring between thirty-one (31) and sixty (60) days of the issuance date of the notes, or (iii) 150% (for prepayments occurring after the sixtieth (60th) day following the issuance date of the notes), multiplied by the sum of (w) the then outstanding principal amount of the notes plus (x) accrued and unpaid interest on the unpaid principal amount of the Note to the date of prepayment plus (y) default Interest, if any, plus (z) certain outstanding amounts, if any, owed by the Company, to the Holder pursuant to notes or the registration Rights Agreement.

The full principal amount of the secured convertible notes are due upon a default under the terms of secured convertible notes. In addition, we granted the Purchasers a security interest in substantially all of our assets and intellectual property. We are required to file a registration statement with the Securities and Exchange Commission within 45 days of closing, which will include 200% of the common stock underlying the secured convertible notes, and the warrants. If the registration statement is not declared effective within 120 days from the date of closing, we are required to pay liquidated damages to the Purchasers. In the event that we breach any representation or warranty in the Securities Purchase Agreement, we are required to pay liquidated damages in shares or cash, at our election, in an amount equal to three percent of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

      o The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;
      o Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;
      o The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and
      o     Any breach of, or default under, the Warrants.

An event of default under the secured convertible notes occurs if we: o Fail to pay the principal or interest when due; o Do not issue shares of common stock upon receipt of a conversion notice;

      o Fail to file a registration statement within 45 days after December 16, 2005 or fail to have the registration statement effective by within 120 days after December 16, 2005;
      o Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;
      o Breach any representation or warranty made in the Securities Purchase Agreement or other document executed in connection therewith;
      o Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries' property or business, or such a receiver or trustee shall otherwise be appointed;
      o Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;
      o Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;
      o Fail to maintain the listing of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or
      o Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, and the investors shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any collateral is then located). The investors shall have the following rights and powers:

      o Taking possession of all of our assets, including, but not limited to, our inventory, receivables, equipment, contract rights and other general intangibles, as well as our intellectual property; and
      o Operating our business using the collateral as set forth above with the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, for cash or on credit.


The warrants are exercisable until five years from the date of issuance at a purchase price of $0.40 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.


Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholders' position.The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.


On April 7, 2006, we entered into an amendment to the Securities Purchase Agreement with the Purchasers to delete from the agreement certain sections of the Agreement which permitted the assignment of the Agreement.

A complete copy of the Securities Purchase Agreements and related documents are incorporated by reference as exhibits to our Form SB-2 registration statement relating to this prospectus.

SAMPLE CONVERSION CALCULATION


The number of shares of common stock issuable upon conversion of the secured convertible notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of the $1,000,000 of secured convertible notes on April 13, 2006, at a conversion price of $0.275, the number of shares issuable upon conversion would be:

$1,000,000/$0.275 = 3,636,364 shares

The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price as of April 24, 2006 of $0.275.


% Below Market    Price Per Share      Discount of 50%       Number of Shares Issuable
      25%              $0.21                $0.105                   9,523,810
      50%              $0.14                $0.07                    14,285,714
      75%              $0.07                $0.035                   28,571,429

                                  LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS


Our consolidated financial statements as of December 31, 2005 and 2004, and for each of the two years in the period ended December 31, 2005 and 2004, included in this prospectus have been audited by Dale Matheson Carr-Hilton LaBonte, independent registered public accounting firm, as stated in their report, appearing in this prospectus and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Itronics Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E. Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E. Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS


                     LUNA TECHNOLOGIES INTERNATIONAL, INC.


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM..............F-2

CONSOLIDATED BALANCE SHEETS..........................................F-3

CONSOLIDATED STATEMENTS OF OPERATIONS................................F-4

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT......................F-5-F-6

CONSOLIDATED STATEMENTS OF CASH FLOWS................................F-7

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS...........................F-8-F-17

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Stockholders and Board of Directors of Luna Technologies International,
Inc.:

We have audited the accompanying consolidated balance sheets of Luna Technologies International, Inc. as of December 31, 2005 and 2004 and the consolidated statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Luna Technologies International, Inc. as of December 31, 2005 and 2004 and the results of its operations and its cash flows and the changes in stockholders' deficit for the years then ended in accordance with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a working capital deficiency and has incurred losses since inception raising substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                             "Dale Matheson Carr-Hilton LaBonte"

                                                           CHARTERED ACCOUNTANTS

Vancouver, Canada
April 10, 2006

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                           CONSOLIDATED BALANCE SHEETS



                                                                                           December 31,          December 31,
                                                                                               2005                  2004
---------------------------------------------------------------------------------------------------------------------------------

                                                                 ASSETS

CURRENT ASSETS
     Accounts receivable                                                                $         133,378    $           81,357
     Prepaid expenses                                                                              37,305                 6,027
     Inventory                                                                                     71,809                75,437
---------------------------------------------------------------------------------------------------------------------------------

                                                                                                  242,492               162,821

FURNITURE AND EQUIPMENT, net of depreciation of $89,370 (2004 - $81,424)                            9,412                15,605
---------------------------------------------------------------------------------------------------------------------------------

                                                                                        $         251,904    $          178,426
=================================================================================================================================

                                                  LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
     Bank overdraft                                                                     $          12,739    $              184
     Accounts payable and accrued liabilities                                                     209,493               265,505
     Due to related parties (Note 3)                                                               36,605                16,160
     Current portion of convertible debenture (Note 4)                                                  -                56,797
     Current portion of note payable (Note 3)                                                     143,237                78,168
---------------------------------------------------------------------------------------------------------------------------------

                                                                                                  402,074               416,814

CONVERTIBLE NOTE (Note 4)                                                                         376,172                     -
NOTE PAYABLE (Note 3)                                                                              40,730               101,497
---------------------------------------------------------------------------------------------------------------------------------

                                                                                                  818,976               518,311
---------------------------------------------------------------------------------------------------------------------------------

 GOING CONCERN CONTINGENCY (Note 1)

STOCKHOLDERS' DEFICIT
     Capital stock (Note 5)
           Convertible preferred stock, $0.0001 par value, 5,000,000 shares authorized
                    NIL issued and outstanding
           Common stock, $0.0001 par value, 30,000,000 shares authorized
                   13,598,398 (2004 - 9,664,648) shares issued and outstanding                      1,360                   966
     Additional paid-in capital                                                                 3,558,535             2,032,988
     Share purchase warrants                                                                      141,509               124,000
     Accumulated deficit                                                                       (4,177,005)           (2,406,065)
     Accumulated other comprehensive loss                                                         (91,471)              (91,774)
---------------------------------------------------------------------------------------------------------------------------------

                                                                                                 (567,072)             (339,885)
---------------------------------------------------------------------------------------------------------------------------------

                                                                                        $         251,904    $          178,426
=================================================================================================================================

                  The accompanying notes are an integral part of these consolidated financial statements


                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                       Years Ended December 31,
                                                                                      2005                  2004
------------------------------------------------------------------------------------------------------------------------

SALES                                                                          $         673,821    $          537,165
COST OF SALES                                                                            368,999               269,395
------------------------------------------------------------------------------------------------------------------------

GROSS PROFIT                                                                             304,822               267,770
OTHER INCOME                                                                                   -               120,000
------------------------------------------------------------------------------------------------------------------------

                                                                                         304,822               387,770
------------------------------------------------------------------------------------------------------------------------

GENERAL AND ADMINISTRATIVE EXPENSES
     Consulting                                                                           46,812                85,519
     Consulting - stock based (Note 5)                                                   687,600               279,468
     Depreciation                                                                          7,946                11,084
     Financing costs (Note 4)                                                             70,000                     -
     Gain on write-off of accounts payable                                                     -               (53,365)
     Interest                                                                            406,717                18,942
     Management fees                                                                     171,622               187,174
     Office and general                                                                  245,284               166,584
     Professional fees                                                                   124,974               101,987
     Rent                                                                                 34,870                33,716
     Research and development, net of recoveries                                          61,408                55,097
     Wages and benefits                                                                  218,529               172,219
------------------------------------------------------------------------------------------------------------------------

                                                                                       2,075,762             1,058,425
------------------------------------------------------------------------------------------------------------------------

NET LOSS                                                                       $      (1,770,940)   $         (670,655)
========================================================================================================================




BASIC AND DILUTED NET LOSS PER SHARE                                           $           (0.16)   $            (0.09)
========================================================================================================================


WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                                  10,870,840             7,615,138
========================================================================================================================

                  The accompanying notes are an integral part of these consolidated financial statements


                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


                                                   Common Stock
                                                ---------------------- Additional
                                                Number of               Paid-in
                                                  shares     Amount     Capital
----------------------------------------------------------------------------------

Balance, December 31, 2003                       6,727,836  $   673  $  1,342,003

Issued for cash at - $0.20 per share             1,250,000      125       199,875
                   - $0.65 per share               100,000       10        51,990
                   - $1.00 per share                35,000        4        27,996

Issued on exercise of options - $0.04 per share    489,000       49        19,511

                               $0.10 per share     160,000       16        15,984

                               $0.23 per share     300,000       30        68,220

                               $0.40 per share       5,000        -         2,000

Issued pursuant to stock bonus plan                597,812       59       130,809

Stock-based compensation on options                      -        -       154,600

Share purchase warrants expired                          -        -        20,000

Net loss                                                 -        -             -

Currency translation adjustment                          -        -             -
----------------------------------------------------------------------------------

Balance, December 31, 2004                       9,664,648  $   966  $  2,032,988
==================================================================================

                                                                              Accumulated
                                                   Share                         Other
                                                  Purchase    Accumulated    Comprehensive
                                                  Warrants      Deficit          Loss           Total
---------------------------------------------------------------------------------------------------------

Balance, December 31, 2003                      $   74,000  $  (1,735,410) $       (65,262) $  (383,996)

Issued for cash at - $0.20 per share                50,000              -                -      250,000
                   - $0.65 per share                13,000              -                -       65,000
                   - $1.00 per share                 7,000              -                -       35,000

Issued on exercise of options - $0.04 per share          -              -                -       19,560

                               $0.10 per share           -              -                -       16,000

                               $0.23 per share           -              -                -       68,250

                               $0.40 per share           -              -                -        2,000

Issued pursuant to stock bonus plan                      -              -                -      130,868

Stock-based compensation on options                      -              -                -      154,600

Share purchase warrants expired                    (20,000)             -                -            -

Net loss                                                 -       (670,655)               -     (670,655)

Currency translation adjustment                          -              -          (26,512)     (26,512)
---------------------------------------------------------------------------------------------------------

Balance, December 31, 2004                      $  124,000  $  (2,406,065) $       (91,774) $  (339,885)
=========================================================================================================

 The accompanying notes are an integral part of these consolidated financial statements


                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                      Common Stock
                                                  ----------------------- Additional    Share
                                                  Number of                Paid-in     Purchase
                                                    shares      Amount     Capital     Warrants
------------------------------------------------------------------------------------------------
Balance, December 31, 2004                         9,664,648  $    966  $  2,032,988 $  124,000

Issued for cash at - $0.20 per share               1,833,750       184      293,216      73,350

Issued on exercise of options - $0.001 per share     500,000        50          450           -
                                $0.05 per share    1,300,000       130       64,870           -
                                $0.10 per share      200,000        20       19,980           -
                                $0.18 per share       20,000         2        3,598           -

Issued pursuant to stock bonus plan                   80,000         8       24,392           -

Stock-based compensation                                   -         -      663,200           -

Discount on convertible debenture and issuance             -         -      375,841      24,159
of warrants

Share purchase warrants expired                            -         -       80,000     (80,000)

Net loss                                                   -         -            -           -

Currency translation adjustment                            -         -            -           -
------------------------------------------------------------------------------------------------

Balance, December 31, 2005                        13,598,398  $  1,360  $  3,558,535 $  141,509
================================================================================================

                                                                  Accumulated
                                                                     Other
                                                   Accumulated    Comprehensive
                                                     Deficit          Loss          Total
----------------------------------------------------------------------------------------------
Balance, December 31, 2004                        $ (2,406,065) $      (91,774)  $  (339,885)

Issued for cash at - $0.20 per share                         -               -       366,750

Issued on exercise of options - $0.001 per share             -               -           500
                                $0.05 per share              -               -        65,000
                                $0.10 per share              -               -        20,000
                                $0.18 per share              -               -         3,600

Issued pursuant to stock bonus plan                          -               -        24,400

Stock-based compensation                                     -               -       663,200

Discount on convertible debenture and issuance               -               -       400,000
of warrants

Share purchase warrants expired                              -               -             -

Net loss                                            (1,770,940)              -    (1,770,940)

Currency translation adjustment                              -             303           303
----------------------------------------------------------------------------------------------

Balance, December 31, 2005                        $ (4,177,005) $      (91,471)  $  (567,072)
==============================================================================================

 The accompanying notes are an integral part of these consolidated financial statements


                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                             Years Ended December 31,
                                                                                            2005                  2004
-----------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                          $      (1,770,940)   $         (670,655)
   Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation                                                                                  7,946                11,084
   Stock-based compensation                                                                    687,600               279,468
   Gain on write-off of accounts payable                                                             -               (53,365)
   Beneficial conversion interest (Note 4)                                                     375,841                     -
   Accretion of interest on convertible debenture (Note 4)                                         331                     -
     Changes in operating assets and liabilities:
       Accounts receivable                                                                     (52,021)              (32,230)
       Prepaid expenses                                                                        (31,278)               (2,067)
       Inventory                                                                                 3,628                12,810
       Accounts payable and accrued liabilities                                                (56,012)              140,272
       Due to related parties                                                                   24,045                49,509
-----------------------------------------------------------------------------------------------------------------------------

NET CASH USED IN OPERATING ACTIVITIES                                                         (810,860)             (265,174
-----------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of furniture and equipment                                                          (1,753)               (5,912)
-----------------------------------------------------------------------------------------------------------------------------

NET CASH USED IN INVESTING ACTIVITIES                                                           (1,753)               (5,912)
-----------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Increase (decrease) in bank overdraft                                                        12,555               (11,068)
   Proceeds from issuance of common shares                                                     452,250               357,000
   Convertible debenture proceeds (repayments)                                                 343,203               (39,996)
   Gain on notes payable (repayments)                                                            4,302                (8,338)
-----------------------------------------------------------------------------------------------------------------------------

NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                                                812,310               297,598
-----------------------------------------------------------------------------------------------------------------------------

EFFECT OF EXCHANGE RATE CHANGES                                                                    303               (26,512)
-----------------------------------------------------------------------------------------------------------------------------

NET CHANGE IN CASH                                                                                   -                     -

CASH, BEGINNING AND END OF YEAR                                                      $               -    $                -
=============================================================================================================================

SUPPLEMENTAL CASH FLOW INFORMATION AND NON-CASH INVESTING AND
    FINANCING ACTIVITIES (See Note 7)

                  The accompanying notes are an integral part of these consolidated financial statements

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005

-------------------------------------------------------------------------------

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION
-------------------------------------------------------------------------------

The Company was incorporated on March 25, 1999 in the state of Delaware. The Company commenced operations April 30, 1999 and by agreement effective as of that date, acquired proprietary technology and patent rights from Luna Technology Inc. ("LTBC"), a private British Columbia company with certain directors and shareholders in common with the Company. In addition, by agreement effective November 15, 1999, the Company acquired proprietary technology and the trademark rights to "LUNA" and "LUNAPLAST", which relate to the acquired photoluminescent technology. This technology is used for the development and production of photoluminescent signage, wayfinding systems and other novelty products with applications in marine, commuter rail, subway, buildings and toy markets.

These consolidated financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At December 31, 2005 the Company has a working capital deficiency of $159,582 (2004 - $253,993) and has incurred losses since inception raising substantial doubt as to the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on raising additional capital and on generating future profitable operations. In addition, during 2005, 80% of the Company's total sales were derived from two customers, one customer of which also provided financing to the Company in connection with the Convertible Debenture as described in Note 4.

The Company anticipates meeting its working capital requirement for the next year through product sales, the sale of shares of common stock or through loans and advances from related parties as may be required.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

Principles of Consolidation
These financial statements include the accounts of the Company and its wholly-owned subsidiary Luna Technologies (Canada) Ltd. ("LTC"), a company incorporated June 9, 1999 in the province of British Columbia. LTC was incorporated to conduct all future business activities in Canada. All significant intercompany balances and transactions are eliminated upon consolidation.

Use of Estimates and Assumptions
Preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. The areas requiring significant estimates and assumptions are determining the useful lives of furniture and equipment and the fair value of stock-based compensation.

Inventory
Inventory consists of finished goods and is carried at the lower of cost or net realizable value.

Furniture and Equipment
Furniture and equipment are recorded at cost. Depreciation is computed by using the straight-line method over the estimated useful lives of two to five years.

Revenue Recognition
The Company recognizes revenue when products have been shipped, the amounts are fixed or determinable and collection is reasonably assured. The Company also generates other income from one-time fees charged in connection with territorial supply agreements. As the Company has no future obligations in connection with these agreements, these fees are recognized as other income upon execution of the agreements and when collection is reasonably assured.


Research and Development Costs
Ongoing new product and technology research and development costs are expensed as incurred net of contributions made by third parties toward research projects.

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005

--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)
--------------------------------------------------------------------------------

Foreign Currency Translation
These financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Long-Lived Assets
The Company monitors the recoverability of long-lived assets, including furniture and equipment, based on estimates using factors such as current market value, future asset utilization, and future undiscounted cash flows expected to result from its investment or use of the related assets. The Company's policy is to record any impairment loss in the period when it is determined that the carrying amount of the asset may not be recoverable. Any impairment loss is calculated as the excess of the carrying value over estimated realizable value.

Fair Value of Financial Instruments
In accordance with the requirements of SFAS No. 107, "Disclosures About Fair Value of Financial Instruments", management has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities including accounts receivable, bank overdraft, due to related parties, and notes and accounts payable approximate carrying value due to the short-term maturity of the instruments. Management has also determined that the fair value of the convertible debenture approximates its carrying value as at December 31, 2005.


Risk Management
Currency risk. The majority of the Company's sales and cost of sales are made in U.S. currency while a significant amount of its general and administrative expenses are made in Canadian currency. The Company does not currently hedge its foreign currency exposure and accordingly is at risk for foreign currency exchange fluctuations.

Credit risk. Management does not believe the Company is exposed to significant credit risk and accordingly does not manage credit risk directly.


Comparative figures
Certain of the comparative figures have been reclassified to conform to the current year's presentation.

Net Loss per Common Share
The Company computes loss per share in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all potential dilutive common shares outstanding during the period including stock options and share purchase warrants using the treasury method. Convertible notes, share purchase warrants and stock options were not included in the calculation of diluted loss per share as their effect was anti-dilutive.

Stock-Based Compensation
In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", an amendment of SFAS No. 123 "Accounting for Stock-Based Compensation". The purpose of SFAS No. 148 is to:
(1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information.

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005

--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)
--------------------------------------------------------------------------------

Stock-Based Compensation (cont'd)
 The Company has elected to continue to account for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. In addition, in accordance with SFAS No. 123, the Company applies the fair value method using the Black-Scholes option pricing model in accounting for options granted to consultants. Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period.

The following table illustrates the pro-forma effect on net loss and loss per share as if the Company had accounted for its stock-based employee compensation using the fair value provisions of SFAS No. 123 using the assumptions as described in Note 5:


                                                                         Years ended December 31,
                                                                        2005                  2004
                                                                 ----------------------------------------
Net loss                                       As reported       $      (1,770,940)   $         (670,655)


SFAS 123 compensation expense                  Pro-forma                   (43,080)              (63,050)
                                                                 ----------------------------------------

Net loss                                       Pro-forma         $      (1,814,020)   $         (733,705)
                                                                 ========================================

Pro-forma basic and diluted loss per share     Pro-forma         $           (0.17)   $            (0.10)
                                                                 ========================================

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force ("EITF") in Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services". Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF No. 96-18.

The Company has also adopted the provisions of the FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation - An Interpretation of APB Opinion No. 25", which provides guidance as to certain applications of APB No. 25.


Income Taxes
 The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

                                      F10

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005

--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)
--------------------------------------------------------------------------------

Recent Accounting Pronouncements
In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R, Share-Based Payment . SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS No. 123R in the first interim or annual reporting period that begins after December 15, 2005. Management is currently evaluating the impact of the adoption of this standard on the Company's reported financial position or results of operations.

In March 2005, the SEC staff issued Staff Accounting Bulletin ("SAB") No. 107, Share-Based Payment , to give guidance on the implementation of SFAS No. 123R. The Company will consider SAB No. 107 during the implementation of SFAS No. 123R.

In May 2005, the FASB issued SFAS No. 154, Accounting for Changes and Error Corrections - A Replacement of APB Opinion No. 20 and FASB Statement No. 3 . Under the provisions of SFAS No. 154, a voluntary change in accounting principle requires retrospective application to prior period financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. A change in depreciation, amortization, or depletion method for long-lived, non-financial assets must be accounted for as a change in accounting estimate affected by a change in accounting principle. The guidance contained in APB No. 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate was not changed. The Company will implement this new standard beginning January 1, 2006. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140 , to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities , to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, Accounting for the Impairment or Disposal of Long-Lived Assets , to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

NOTE 3 - RELATED PARTY TRANSACTIONS
--------------------------------------------------------------------------------

During 2003 LTC and the Company executed a guarantee of certain unpaid management fees owing to the then CEO of LTC totaling $123,750 (CDN$165,000). Effective August 31, 2004, the CEO of LTC resigned and entered into an agreement with the Company for the payment of these guaranteed amounts and additional fees owing. Effective August 3, 2004, the Company had guaranteed, by a non-interest bearing promissory note, outstanding management fees due to the former CEO of LTC totaling CDN$187,000 payable as follows: CDN$20,000 upon acceptance, CDN$ 20,000 on January 15, 2005, CDN$25,000 on June 15, 2005, CDN$30,000 on January
15, 2006, CDN$40,000 on June 15, 2006 and CDN$52,000 on January 15, 2007. In
addition, the Company agreed to a severance payment of CDN$43,200 to be paid in twelve equal monthly installments of CDN$3,600. To December 31, 2005 CDN$63,200 has been paid in connection with the above agreements leaving CDN$167,000 (US$143,237) owing. The Company did not pay the CDN $20,000 installment due January 15, 2005, the CDN $25,000 installment due June 15, 2005 or the CDN$30,000 installment due January 15, 2006. This debt is in default and has been reclassified as a current liability to reflect its status as due in full.

During 2005 the Company had transactions with directors and officers as follows: expenses paid on behalf of and advances made to the Company - $42,168 (2004 - $96,655); management fees incurred by the Company - $162,622 (2004 - $187,174); and payments and reimbursements made by the Company - $184,344 (2004 - $234,320) leaving $36,605 owing as at December 31, 2005 (December 31, 2004 - $16,160).

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005

--------------------------------------------------------------------------------

NOTE 3 - RELATED PARTY TRANSACTIONS (Cont'd)
--------------------------------------------------------------------------------

The Company and LTC have non-interest-bearing promissory notes totalling $40,730 payable to LTBC originally due on or before June 30, 2001. The due dates on these notes have been extended to January 1, 2007.

Unless otherwise noted, all amounts due to related parties are unsecured, non-interest bearing and have no specific terms of repayment.

NOTE 4 - LONG TERM DEBT
--------------------------------------------------------------------------------

        Secured Convertible Debenture

Effective December 21, 2002, the Company issued a $120,000 Secured Convertible Debenture (the "Debenture"). The Debenture is secured by a first floating charge on all of the property, assets and undertakings of the Company and bears interest at a rate of 8% per annum. The Company is required to make fixed monthly principal payments of $3,333 for a period of 30 months commencing June 21, 2003 and a final principal payment of $20,010 due December 21, 2005. Interest is calculated on the outstanding principal balance and is payable monthly commencing June 21, 2003. During 2005 the Company made principal and interest payments totaling $59,607 including the final principal payment of $20,010.

        Secured Convertible Note

Effective December 16, 2005, ("the Closing date") the Company entered into a Securities Purchase Agreement (the "SPA") with accredited investors for the sale of (i) $1,000,000 in secured convertible notes and (ii) five year warrants to buy 1,000,000 shares of the Company's common stock at $0.40 per share. The investors are obligated to provide an aggregate of $1,000,000 as follows:

      o     $400,000 on December 21, 2005 (received);

      o $300,000 within five days of the filing of a registration statement on Form SB-2 covering the number of shares of the Company's common stock underlying the secured convertible notes and warrants (received subsequent to year-end); and

      o $300,000 to be disbursed within five days of the effective date of the aforementioned registration statement.

The secured convertible notes bear interest at 8% per annum, unless the common stock of the Company is greater than $0.2125 per share for each trading day of a month, in which event no interest is payable during such month. The secured convertible notes mature three years from the date of issuance, and are convertible into the Company's common stock, at the Purchasers' option, at a 50% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion.

The full principal amount of the secured convertible notes are due upon a default under the terms of secured convertible debentures. In addition, the Company granted the investors a security interest in substantially all of its assets and intellectual property.

Under the SPA, the Company is required to file a registration statement with the Securities and Exchange Commission within 45 days of closing (filed on February 2, 2006). If the registration statement is not declared effective within 120 days from the date of closing, the Company is required to pay liquidated damages to the investors. In the event that the Company breaches any representation or warranty in the SPA, the Company is required to pay liquidated damages in shares or cash, at the election of the Company, in an amount equal to three percent of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.40 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement.

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005

--------------------------------------------------------------------------------

NOTE 4 - LONG TERM DEBT (cont'd)
--------------------------------------------------------------------------------

Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for the Company's shares of common stock for the five trading days immediately preceding such issuance as set forth on the Company's principal trading market.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivides or combines outstanding shares of common stock into a greater or lesser number of shares, or takes such other actions as would otherwise result in dilution of the selling stockholder's position.

The investors have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of the Company's common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

In accordance with EITF 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios", the Company recognized the value of the embedded beneficial conversion feature of $375,841 as additional paid-in capital as the secured convertible notes were issued with an intrinsic value conversion feature. Accordingly, the Company recorded $375,841 of interest expense, being the difference between the stated value and carrying value at the date of issuance. In addition, in accordance with EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments", the Company has allocated the proceeds of issuance between the convertible debt and the detachable warrants based on their relative fair values. Accordingly, the Company recognized the fair value of the warrants of $24,159 as a component of stockholders' deficit. The Company will record further interest expense over the term of the secured convertible notes of $24,158 resulting from the difference between the stated value and carrying value at the date of issuance. The carrying value of the convertible notes will be accreted to the face value of $400,000 at maturity or the date of conversion. To December 31, 2005, accrued interest of $877 has been included in accrued liabilities, and interest expense of $331 has been accreted increasing the carrying value of the convertible debentures to $376,172.

In connection with the convertible notes payable, the Company incurred finance costs totalling $70,000, which consisted of professional fees, due diligence, and a finder's fee.

NOTE 5 - CAPITAL STOCK
--------------------------------------------------------------------------------

2005 Transactions
The Company issued 1,833,750 units at a price of $0.20 per unit for proceeds of $366,750. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at prices ranging from $0.35 to $0.55 per share for a period ranging from April 1, 2005 to October 28, 2007. The estimated fair value of these warrants of $73,350 has been recorded as a separate component of stockholders' equity.

The Company awarded 80,000 shares of common stock under the Stock Bonus Plan with a fair value of $24,400. At December 31, 2005, 772,188 shares remain available for awards under this plan.

The Company issued 2,020,000 shares of common stock under the Non-Qualified Stock Option Plan for total consideration of $89,100 or which $85,500 was received in cash and $3,600 by offset of amounts due to a related party.

2004 Transactions
The Company issued 100,000 units at a price of $0.65 per unit for proceeds of $65,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $1.00 per share until February 28, 2006. The estimated fair value of the warrants of $13,000 has been recorded as a separate component of stockholders' equity.

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005

--------------------------------------------------------------------------------

NOTE 5 - CAPITAL STOCK (cont'd)
--------------------------------------------------------------------------------

The Company issued 35,000 units at a price of $1.00 per unit for proceeds of $35,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $1.00 per share until March 31, 2006. The estimated fair value of the warrants of $7,000 has been recorded as a separate component of stockholders' equity.

The Company issued 1,250,000 units at a price of $0.20 per unit for proceeds of $250,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $0.30 per share until September 3, 2005. The estimated fair value of the warrants of $50,000 has been recorded as a separate component of stockholders' equity. The estimated fair value of the warrants of $50,000 has been recovered as a separate component of stockholders' equity.

The Company issued 954,000 shares of common stock on exercise of various stock options for total consideration of $105,810 of which $7,000 was received in cash, $79,250 by offset of accounts payable and $19,560 by offset of amounts due to a director of the Company.

Stock Option Plans
Effective January 26, 2004, the Company adopted plans allowing for the granting of stock options and awarding of shares of common stock as follows:

        Incentive Stock Option Plan
        The Company adopted an Incentive Stock Option Plan authorizing the issuance of options to purchase up to 750,000 shares of common stock of the Company. Options granted under this plan will have a price and term to be determined at the time of grant, but shall not be granted at less than the then fair market value of the Company's common stock and can not be exercised until one year following the date of grant. This plan is available to officers, directors and key employees of the Company.

        Non-Qualified Stock Option Plan
        The Company adopted a Non-Qualified Stock Option Plan authorizing the issuance of options to purchase up to 10,850,000 shares of common stock of the Company. Options granted under this plan will have a price and term to be determined at the time of grant, but shall not be granted at less than the then par value of the Company's common stock and can be exercised at any time following the date of grant. This plan is available to officers, directors, employees, consultants and advisors of the Company.

        Stock Bonus Plan
        The Company adopted a Stock Bonus Plan authorizing the award of up to 1,650,000 shares of common stock of the Company solely at the discretion of the board of directors. This plan is available to officers, directors, employees, consultants and advisors of the Company.

Effective October 19, 2005, the Company filed an amended Form S-8 Registration Statement for 13,250,000 common shares authorized under the Incentive Stock Option Plan, the Non-Qualified Stock Option Plan and the Stock Bonus Plan.

During 2004, the Company issued 12,000 shares of common stock under the Company's Stock Bonus Plan at $0.50 per share in settlement of $6,000 of accounts payable and awarded a further 585,812 common shares under the Stock Bonus Plan with a fair value of $ 124,868. As at December 31, 2004, 202,188 shares remain available for awards under this plan.

During 2005, the Company awarded 80,000 shares of common stock under the Stock Bonus Plan with a fair value of $ 24,400. At December 31, 2005, 772,188 shares remain available for awards under this plan.

During 2004, the Company granted 460,000 stock options to consultants at prices ranging from $0.10 per share to $0.23 per share. The fair value of these options was recorded as consulting fees of $71,600. The fair value of these stock options was estimated using the Black-Scholes option pricing model assuming expected lives ranging from one year to five years, risk-free interest rates ranging from 2% to 3% and expected volatilities ranging from 77% to 103%.

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005

--------------------------------------------------------------------------------

NOTE 5 - CAPITAL STOCK (cont'd)
--------------------------------------------------------------------------------

Stock Option Plans (cont'd)
During 2004, the Company granted a total of 659,200 stock options to the Company's president at exercise prices ranging from $0.35 per share to $0.75 per share, exercisable for a term of three years. The fair value of these stock options was estimated using the Black-Scholes option pricing model assuming an expected life of three years, a risk-free interest rate of 3% and an expected volatility of 102% resulting in an aggregate pro forma expense of $142,200 to be disclosed in Note 2 upon vesting of the options. Of these options, 59,200 vested immediately and the remaining 600,000 vest at a rate of 16,667 per month for a period of three years. During year ended December 31, 2005, $47,400 (December 31, 2004 - $30,850) of the pro forma expense has been disclosed and the remaining $63,950 will be disclosed upon vesting of the options.

During 2004, the Company granted a total of 505,000 stock options to an employee and a director of the Company at exercise prices ranging from $0.04 per share to $0.30 per share, exercisable for terms ranging from one year to ten years. As the exercise price of certain of these options was less than the market price of the Company's common stock as at the date of grant, the Company has recorded an intrinsic value stock-based compensation expense of $78,600. In addition, the Company has disclosed a pro-forma expense of $16,500 relating to the additional fair value of these options as estimated using the Black-Scholes option pricing model assuming an expected life of ten years, a risk-free interest rate of 3% and an expected volatility of 103%.

During 2005, the Company granted a total of 3,600,000 non qualified stock options to a consultant of the Company at exercise prices ranging from $0.001 per share to $0.10 per share, exercisable for a term of two years. As the exercise price of certain of these options was less than the market price of the Company's common stock as at the date of grant, the Company has recorded an fair value stock-based compensation expense of $663,200 estimated using the Black-Scholes option pricing model assuming an expected life of two years, a risk-free interest rate of 3% and an expected volatility of 130%. At December 31, 2005, 6,016,505 shares remain available for granting under the Non-Qualified Stock Option Plan

Of the 750,000 common shares available under the Incentive Stock Option Plan, as at December 31, 2005, 305,000 shares have been granted and exercised, and 445,000 shares remain available for granting.

The Company's stock option activity is as follows:

                                Number of            Weighted Average        Weighted Average
                                 Options              Exercise Price          Remaining Life
                              -------------------------------------------------------------------

Balance, December 31, 2003             185,000    $                0.32              2.98 years
Granted                              1,624,200                     0.23
Expired                                (85,000)                    0.25
Exercised                             (954,000)                    0.11
                              -------------------------------------------------------------------

Balance, December 31, 2004             770,200                     0.39              2.81 years
Granted                              3,600,000                     0.07
Expired                                      -                        -
Exercised                           (2,020,000)                    0.04
                              -------------------------------------------------------------------

Balance, December 31, 2005           2,350,200    $                0.20              1.78 years
                              ===================================================================

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005

--------------------------------------------------------------------------------

NOTE 5 - CAPITAL STOCK (cont'd)
--------------------------------------------------------------------------------

Share Purchase Warrants
 The Company's share purchase warrant activity is as follows:

                                   Number of            Weighted Average        Weighted Average
                                   Warrants              Exercise Price          Remaining Life
                              ----------------------------------------------------------------------
Balance, December 31, 2003                839,255    $                0.94              1.21 years
Issued                                  1,385,000                     0.37
Expired                                  (439,255)                    0.89
Exercised                                       -                        -
                              ----------------------------------------------------------------------

Balance, December 31, 2004              1,785,000                     0.51              0.77 years
Issued                                  2,233,750                     0.37
Expired                                (1,500,000)                    0.41
Exercised                                       -                        -
                              ----------------------------------------------------------------------

Balance, December 31, 2005              2,518,750    $                0.44              1.96 years
                              ======================================================================

NOTE 6 - INCOME TAXES
--------------------------------------------------------------------------------

There were no significant temporary differences between the Company's tax and financial bases, except for the Company's net operating loss carryforwards amounting to approximately $2,873,000 at December 31, 2005 (2004 - $1,790,000).
These carryforwards will expire, if not utilized, beginning in 2006. The realization of the benefits from these deferred tax assets appears uncertain due to the Company's limited operating history. Accordingly, a valuation allowance has been recorded which offsets the deferred tax assets at the end of the year.

NOTE 7 - SUPPLEMENTAL CASH FLOW INFORMATION AND NON-CASH INVESTING AND FINANCING
--------------------------------------------------------------------------------
ACTIVITIES
----------

                                    Year Ended December 31,    Year Ended December 31,
                                            2005                      2004
                                    --------------------------------------------------
Interest paid                       $         30,545           $        6,285
Income taxes paid                   $              -           $            -
Fair value of stock bonus grants    $         24,400           $      130,868
Fair value of option grants         $        663,200           $      154,600
Exercise of stock options for debt  $          3,600           $       98,810
======================================================================================

NOTE 8 - CONCENTRATION RISK
--------------------------------------------------------------------------------

For the year ended December 31, 2005, the Company made purchases from three suppliers of approximately 50%, 20% and 10%, respectively.

For the year ended December 31, 2005, the Company had sales with one customer of approximately 67%.

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005

--------------------------------------------------------------------------------

NOTE 9 - SUBSEQUENT EVENTS
--------------------------------------------------------------------------------

In January 2006, the Company issued 500,000 common shares under the pre-existing Non-Qualified Stock Option Plan and 250,000 common shares under the pre-existing Stock Bonus Plan. The Company also adopted a 2006 Stock Plan. The pre-existing plans as discussed in Note 5 continue to remain in place.

In January 2006, the Company issued 200,000 shares on account of a finder's fee attributable to the Company's receipt of its first tranche of funding received under the December 16, 2005 Securities Purchase Agreement. The Company issued a further 100,000 shares on account of a subscription for shares. These 300,000 shares were not issued pursuant to a registered stock plan and accordingly are subject to resale restrictions.

Effective February 3, 2006, Scott Bullis resigned his position as President of the Company.

On February 7, 2006, the Company received the $300,000 second required funding tranche under the December 16, 2005 Securities Purchase Agreement.

Effective March 1, 2006, the Company entered into a consulting agreement with the Company's new Chief Financial Officer ("CFO"). Under the terms of the agreement, the CFO will be paid a total of $2,500 per month for 12 months ending February 28, 2007 and receive 500,000 common shares of the Company.

Effective March 16, 2006, the Company registered 5,000,0000 common shares pursuant to its 2006 Stock Plan and entered into agreements to issue 5,000,000 shares pursuant to the 2006 Stock Plan, of which 500,000 shares were issued to the Company's new CFO pursuant to his consulting agreement, 100,000 shares were issued to an independent Company director, 400,000 shares were issued to a shareholder pursuant to a subscription agreement for the conversion of debt and 4,000,000 shares were issued to arms-length consultants pursuant to consulting agreements.

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:



NATURE OF EXPENSE AMOUNT

       SEC Registration fee                                $   246.03
       Accounting fees and expenses                         10,000.00*
       Legal fees and expenses                              40,000.00*
       Miscellaneous                                           754.00
                                                           ----------
                                                TOTAL      $51,000.00*
                                                           ==========

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Following is a summary of unregistered securities issued during the period January 2003 through January 2006.

On July 8, 2003 the Company issued, by private placement, 200,000 units at a price of $0.50 per unit for proceeds of $100,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $0.75 per share until December 15, 2004.

On September 15, 2003 the Company issued, by private placement, 250,000 units at a price of $0.60 per unit for proceeds of $150,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $0.75 per share until August 15, 2005.

On November 21, 2003 the Company issued, by private placement, 150,000 units at a price of $0.80 per unit for proceeds of $120,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $1.00 per share until June 30, 2006.

On May 2, 2003 and May 19, 2003, respectively, the Company issued 6,000 shares of common stock at $0.50 per share in settlement of $3,000 of accounts payable and 225,000 shares of common stock in settlement of a total of $86,900 of loans payable and other amounts previously owing to related parties which were assigned to a third party during 2003.

On February 26, 2004 the Company issued, by private placement, 100,000 units at a price of $0.65 per unit for proceeds of $65,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $1.00 per share until February 28, 2006.

On March 26, 2004 the Company issued, by private placement, 35,000 units at a price of $1.00 per unit for proceeds of $35,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $1.00 per share until March 31, 2006.

On September 23, 2004 the Company issued, by private placement, 1,250,000 units at a price of $0.20 per unit for proceeds of $250,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $0.30 per share until September 3, 2005.

On March 31, 2005 the Company issued, by private placement, 325,000 units at a price of $0.20 per unit for proceeds of $65,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $0.35 per share until March 31, 2007.

On July 28, 2005 the Company issued, by private placement, 908,750 units at a price of $0.20 per unit for proceeds of $181,750. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at prices ranging from $0.35 to $0.55 per share until July 28, 2007.

On July 29, 2005 the Company issued, by private placement, 200,000 units at a price of $0.20 per unit for proceeds of $40,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at prices ranging from $0.35 to $0.55 per share until July 29, 2007.

On October 28, 2005 the Company issued, by private placement, 400,000 units at a price of $0.20 per unit for proceeds of $80,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at prices ranging from $0.35 to $0.55 per share until October 28, 2007.

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on December 16, 2006 for the sale of (i) $1,000,000 in secured convertible notes and (ii) warrants to buy 1,000,000 shares of our common stock. The secured convertible notes bear interest at 8%, unless our common stock is greater than $0.2125 per share for each trading day of a month, in which event no interest is payable during such month. The secured convertible notes mature three years from the date of issuance, and are convertible into our common stock, at the Purchasers' option, at a 50% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. At our option, in any month where the current stock price is below the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing), we can pay the outstanding principal and interest due for that month and this will stay any conversions for that month. The beneficial conversion feature of such discounted conversion will be amortized over the three-year life of the loan.


The warrants are exercisable until five years from the date of issuance at a purchase price of $0.40 per share. The Purchasers may exercise a portion of the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2.



Exhibit  Description
3.       Articles of Incorporation and By-laws:

3.1      Articles of Incorporation (incorporated by reference from our Registration Statement on Form 10-SB, filed on
         March 17, 2000).

3.3      Bylaws (incorporated by reference from our Registration Statement on Form 10-SB, filed on March 17, 2000).

4.       Instruments Defining the Rights of Security Holders
4.1      2006 Stock Plan (incorporated by reference from our Registration Statement on Form S-8, filed on March 17, 2006).

4.2      Incentive Stock Plan (incorporated by reference from our Registration Statement on Form S-8, filed on October 19, 2006).

4.3      Non-Qualified Stock Option Plan(incorporated by reference from our Registration Statement on Form S-8, filed on October 19,
         2006).

4.4      Stock Bonus Plan (incorporated by reference from our Registration Statement on Form S-8, filed on October 19, 2006).

5        Opinion on Legality

5.1      Opinion of Sichenzia Ross Friedman Ference LLP  (incorporated by reference to out Registration  Statement on Form SB-2, filed on February 2, 2006)

10.      Material Contracts
10.1     Agreement  relating to purchase of patent rights, dated March 31, 1999, by and among Luna Technologies International,  Inc.
         and Luna  Technologies  Inc. (incorporated by reference from our Registration  Statement on Form 10-SB,  filed on March 17,
         2000).

10.2     Assignment of patent rights, dated April 30, 1999, by and among Luna Technologies International, Inc. and Luna Technologies
         Inc. (incorporated by reference from our Registration Statement on Form 10-SB, filed on March 17, 2000).

10.3     Agreement relating to proprietary purchase of property technology and trademarks, dated October 15, 1999, by and among Luna
         Technologies International, Inc. and Douglas Sinclair (incorporated  by reference from our Registration  Statement on Form
         10-SB, filed on March 17, 2000).

10.4     Assignment of trademarks, dated November 15, 1999, by and among Luna Technologies International, Inc. and Douglas Sinclair
         (incorporated by reference from our Registration Statement on Form 10-SB, filed on March 17, 2000).

10.5     Non-Compete Agreement, dated November 15, 1999, by and among Luna Technologies International, Inc. and Douglas Sinclair
         (incorporated by reference from our Registration Statement on Form 10-SB, filed on March 17, 2000).

10.6     Securities Purchase Agreement, dated December 16, 2005, by and among Luna Technologies International, Inc. and AJW Offshore
         Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC. (incorporated by reference from our Current Report on Form 8-K filed on December 22, 2005).

10.7     Callable Secured Convertible Note issued to AJW Offshore, Ltd. dated December 16, 2005 (incorporated by reference from our
         Current Report on Form 8-K filed on December 22, 2005).

10.8     Callable Secured Convertible Note issued to AJW Qualified Partners, LLC, dated December 16, 2005 (incorporated by reference from our Current Report on Form 8-K filed on December 22, 2005).


Exhibit  Description
10.9     Callable Secured  Convertible Note issued to AJW Partners, LLC, dated December 16, 2005 (incorporated by reference from our
         Current Report on Form 8-K filed on December 22, 2005).

10.10    Callable Secured  Convertible Note issued to New Millennium Capital Partners II, LLC, dated December 16, 2005  incorporated by reference from our Current Report on Form 8-K filed on December 22, 2005).

10.11    Stock Purchase  Warrant issued to AJW Offshore,  Ltd.,  dated December 16, 2005 (incorporated by reference from our Current
         Report on Form 8-K filed on December 22, 2005).

10.12    Stock Purchase Warrant issued to AJW Qualified Partners, LLC., dated December 16, 2005 (incorporated by reference from our
         Current Report on Form 8-K filed on December 22, 2005).

10.13    Stock Purchase  Warrant issued to AJW Partners,  LLC., dated December 16, 2005 (incorporated by reference from our Current
         Report on Form 8-K filed on December 22, 2005).

10.14    Stock  Purchase  Warrant  issued to New Millennium  Capital  Partners II, LLC., dated December 16, 2005 (incorporated by reference from our Current Report on Form 8-K filed on December 22, 2005).

10.15    Registration  Rights  Agreement,  dated as of December 16, 2005, by and among Luna Technologies  International, Inc., AJW
         Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC (incorporated by reference from our Current Report on Form 8-K filed on December 22, 2005).

10.16    Intellectual Property Security Agreement, dated as of December 16, 2005, by and among Luna Technologies International,
         Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC
         (incorporated by reference from our Current Report on Form 8-K filed on December 22, 2005).

10.17    Consulting Agreement dated March 1, 2006, by and among Luna  Technologies International, Inc. and Leslie James Porter
         (incorporated by reference from our Current Report on Form 8-K filed on March 22, 2006).

10.18    Restricted Share Grant Agreement dated March 16, 2006, by and among Luna Technologies International, Inc. and Robert Humber
         (incorporated by reference from our Current Report on Form 8-K filed on March 22, 2006).

10.19    Amendment to Securities Purchase Agreement dated April 7, 2006, by and among Luna Technologies International, Inc. and AJW
         Offshore Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC. (incorporated by reference from our Current Report on Form 8-K filed on April 13, 2006).

14.      Code of Ethics
14.1     Code of Ethics(incorporated by reference from our Quarterly Report on Form 10-QSB, filed on May 21, 2004).

23.      Consents
23.1*    Consent of Dale Matheson Carr-Hilton LaBonte

23.2     Consent of Sichenzia Ross Friedman Ference LLP (See exhibit 5.1)

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in British Columbia, Canada, on April 28, 2006.

                                  Luna Technologies International, Inc.

                                  By:  /s/ Kimberly Landry
                                     -----------------------------------------
                                       Kimberly Landry
                                       Chief Executive Officer

                                  By:  /s/ Leslie Porter
                                     -----------------------------------------
                                       Leslie James Porter
                                       Chief Financial Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kimberly Landry his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                   Title                     Date


/s/ Kimberly Landry                 Chief Executive Officer      April 28, 2006
--------------------------------    and Director
Kimberly Landry


/s/ Leslie James Porter             Chief Financial Officer      April 28, 2006
--------------------------------
Leslie James Porter


/s/ Robert Humber                   Secretary and Director       April 28, 2006
--------------------------------
Robert Humber